                                                                    EXHIBIT 10.1



                                LEASE AGREEMENT

                                 By and Between



                    DEMOCRACY ASSOCIATES LIMITED PARTNERSHIP

                                      and

                                CTA INCORPORATED



                                DEMOCRACY CENTER

                               BETHESDA, MARYLAND





                               TABLE OF CONTENTS



                                         Page
                                         ----


ARTICLE I

     The Premises . . . . . . . . . . . .   1

ARTICLE II

    Term  . . . . . . . . . . . . . . . .   2

ARTICLE III

     Base Rent  . . . . . . . . . . . . .   3

ARTICLE IV

     Additional Rent  . . . . . . . . . .   3

ARTICLE V

     Security Deposit . . . . . . . . . .  12

ARTICLE VI

     Use of Premises  . . . . . . . . . .  12

ARTICLE VII

    Assignment and Subletting . . . . . .  13

ARTICLE VIII

    Maintenance and Repairs . . . . . . .  18

ARTICLE IX

     Tenant Alterations . . . . . . . . .  19

ARTICLE X

     Signs and Furnishings  . . . . . . .  24

ARTICLE XI

     Tenant's Equipment . . . . . . . . .  25

ARTICLE XII

     Inspection by Landlord . . . . . . .  27

ARTICLE XIII

     Insurance  . . . . . . . . . . . . .  27

ARTICLE XIV

     Services and Utilities . . . . . . .  28

                                         Page
                                         ----


ARTICLE XV

    Liability of Landlord . . . . . . . .  30

ARTICLE XVI

    Rules and Regulations . . . . . . . .  31

ARTICLE XVII

    Damage or Destruction . . . . . . . .  32

ARTICLE XVIII

    Condemnation  . . . . . . . . . . . .  33

ARTICLE XIX

    Default by Tenant . . . . . . . . . .  34

ARTICLE XX

    Bankruptcy  . . . . . . . . . . . . .  37

ARTICLE XXI

    Subordination . . . . . . . . . . . .  39

ARTICLE XXII

    Holding Over  . . . . . . . . . . . .  41

ARTICLE XXIII

    Covenants of Landlord . . . . . . . .  41

ARTICLE XXIV

    Parking . . . . . . . . . . . . . . .  42

ARTICLE XXV

    General Provisions  . . . . . . . . .  43





Rider No. 1

EXHIBIT A -- Diagram of Premises

EXHIBIT A-1 -- Title Report

EXHIBIT B -- Space Plan

EXHIBIT C -- Rules and Regulations

EXHIBIT D -- Method of Measuring Net Rentable Area

EXHIBIT E -- Form of Estoppel Certificate

                                LEASE AGREEMENT

                                DEMOCRACY CENTER

                               BETHESDA, MARYLAND





        THIS LEASE AGREEMENT (the "Lease") is made as of the 22nd day of May, 1998, by and between DEMOCRACY ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter referred to as "Landlord"), and CTA INCORPORATED, a Colorado corporation (hereinafter referred to as "Tenant").



                                   RECITALS:



        A. Landlord is the developer and owner of an office complex known as Democracy Center, located at 6901-6905 Rockledge Drive, West Bethesda, Maryland, situated on certain real property owned by Landlord (all such real property is referred to herein as the "Land"). Said office complex consists of one 15-story office building, two 9-story office buildings, three surface parking areas, a recreation area, a plaza area and a 2-level below grade parking structure serving all of the office buildings. Said office complex is referred to herein as the "Office Complex."



        B. Tenant desires to lease space in the Office Complex and Landlord is willing to rent space in the Office Complex to Tenant, upon the terms, conditions, covenants and agreements set forth herein.



        NOW, THEREFORE, the parties hereto, intending legally to be bound, hereby covenant and agree as set forth below.



                                   ARTICLE I

                                  THE PREMISES



       1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the term and upon the terms, conditions, covenants and agreements herein provided, 23,538 square feet of rentable area comprising all of the eighth (8th) floor of the fifteen (15) story office building having a street address of 6903 Rockledge Drive, Bethesda, Maryland, included as part of the Office Complex which office building is known and referred to herein interchangeably either as "Two Democracy Center" or as the "Building." The space which is the subject of this Lease Agreement is hereinafter referred to as the "Premises." The location and configuration of the Premises is outlined in red on Exhibit A attached hereto and made a part hereof.


       1.2 The lease of the Premises includes the right, together with other tenants of the Office Complex and members of the public, to use the common and public areas of the Office Complex subject to the rules and regulations promulgated by Landlord hereunder, but includes no other rights not specifically set forth herein. The lease of the Premises also is subject to any covenants, conditions and restrictions of record. A list of the covenants, conditions and restrictions of record as of May 19, 1993, the date of the last title update performed with respect to the Office Complex is attached hereto as Exhibit A-1 and made a part hereof.

                                  ARTICLE II

                                     TERM



       2.1 The term of this Lease (hereinafter referred to as the "Lease Term") shall commence on the date this Lease is fully executed by Landlord and Tenant (the "Lease Commencement Date") and shall continue for a period of seven
(7) years and approximately one (1) month thereafter, through May 31, 2005, unless such Lease Term shall be renewed or terminated earlier in accordance with the provisions hereof. The term "Lease Term" shall include any and all renewals and extensions of the term of the Lease.



       2.2     (a)     It is understood and agreed that Tenant shall construct
or cause to be constructed the Tenant Improvements to the Premises described in
Section 9.1 below. Tenant shall be responsible for the design and construction of the interior Tenant Improvements to the Premises and Tenant shall obtain all necessary permits to construct such Tenant Improvements and legally occupy the Premises. The timing of Tenant's completion of such work and the receipt or issuance of any required building, special exception, occupancy or other permits or approvals shall have no bearing on the Lease Commencement Date, the Rent Commencement Date, as defined in Section 3.1 below or Tenant's obligation to pay base rent and additional rent as provided in Article III and Article IV below. Any and all construction, installation and other related activity by Tenant or its contractors prior to the Rent Commencement Date shall be coordinated with Landlord in accordance with the terms of Section 9.1 hereof. All terms and conditions of this Lease, including, without limitation, the insurance, release and waiver of liability provisions of Article XII and XIV hereof, shall apply to and be effective during such period of occupancy by Tenant, except for Tenant's obligation to pay any base rent or additional rent attributable to Operating Expenses.


               (b) Landlord and Tenant shall cooperate with each other and shall work together in good faith to effect the timely completion of the Tenant's Work. Where required all approval, consents or disapprovals or denials of consent shall be delivered promptly after a request therefor. All disapprovals or denials of consent shall include a statement of the reason for such disapproval or denial of consent. Landlord and Tenant shall each use its commercially reasonable efforts to comply with all construction schedules created in connection with the performance of the work described in this Lease.


       2.3 Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute, in recordable form, a written declaration setting forth the Lease Commencement Date, the date upon which the Lease Term will expire and the other information set forth therein. The form of such declaration is attached hereto as Exhibit E, and is made a part hereof.


       2.4 In the event that construction and installation of the tenant improvements in the Premises is delayed, regardless of the reasons or causes of such delay, this Lease shall not be rendered void or voidable as a result of such delay, and the term of this Lease shall commence on the Lease Commencement Date as determined pursuant to Section 2.2 hereof. Furthermore, Landlord shall not have any liability whatsoever to Tenant on account of any such delay.

       2.5 For purposes of this Lease, the term "Lease Year" shall mean a period of twelve (12) consecutive calendar months, commencing on the first day of the month in which the Rent Commencement Date, as defined in Section 3.1 below, occurs and each successive twelve (12) month period, provided, however, that the first Lease Year shall include the period from the Lease Commencement Date through the Rent Commencement Date.

                                 ARTICLE III

                                  BASE RENT



       3.1 Commencing on June 1, 1998 (the "Rent Commencement Date") and continuing throughout the remainder of the Lease Term, Tenant shall pay to Landlord as annual base rent for the Premises, without set off, deduction or demand, an amount equal to the sum of Twenty-Six Dollars ($26.00) multiplied by the total number of square feet of Net Rentable Area in the Premises, which amount shall be subject to adjustment as provided in Section 3.2 hereof. The annual base rent payable hereunder during each Lease Year shall be divided into equal monthly installments and such monthly installments shall be due and payable in advance on the first day of each month during such Lease Year. Concurrently with the signing of this Lease, Tenant shall pay to Landlord the sum of Fifty Thousand Nine Hundred Ninety-Nine Dollars ($50,999.00), which sum shall be credited by Landlord toward the monthly installment of base rent due for the first full calendar month falling within the Lease Term. If the Lease Term begins on a date other than on the first day of a month, rent from such date until the first day of the following month shall be prorated on a per diem basis at the base rate payable during the first Lease Year, and such prorated rent shall be payable in advance on the Lease Commencement Date.

       3.2 Commencing on the first (1st) day of the second (2nd) Lease Year and on the first (1st) day of each and every Lease Year thereafter during the Lease Term, the annual base rent shall be increased by two and one-half percent (2.5%) of the amount of annual base rent payable for the immediately preceding Lease Year.

       3.3 All rent shall be paid to Landlord in legal tender of the United States at the address to which notices to Landlord are to be given or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant. If Landlord shall at any time accept rent after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord's rights hereunder.




                                  ARTICLE IV
                               ADDITIONAL RENT



       4.1     Operating Expenses.


               (a) Commencing in the calendar year 1999 and continuing with each calendar year thereafter during the Lease Term, Tenant shall pay Landlord, as additional rent for the Premises,

Tenant's proportionate share of the amount by which actual Operating Expenses (as hereinafter defined) incurred by Landlord in connection with the management and operation of the Office Complex during any calendar year falling entirely or partly within the Lease Term exceed the actual Operating Expenses incurred by Landlord in connection with the management and operation of the Office Complex during the twelve month period (the "Base Year") commencing January 1, 1998, and ending December 31, 1998. For the purposes of this Lease, the actual Operating Expenses incurred by Landlord during the Base Year are referred to as the "Base Year Operating Expenses." For purposes of this Article IV Tenant's proportionate share of such increases in Operating Expenses shall be that percentage which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises and the denominator of which is the total number of square feet of rentable area in the Office Complex, excluding the number of square feet devoted to storage space and parking. The preceding sentence notwithstanding, Tenant's proportionate share shall increase in the event Tenant expands the Premises. For the purposes of determining the Operating Expense described in Section 4.1(b)(1)(ix) below, the numerator shall be the number of parking permits allocated at no charge to Tenant pursuant to Section 24.1 below and the denominator shall be the aggregate number of all of the parking spaces in the Garage and all of the surface parking areas of the Office Complex. By execution of this Lease, Tenant accepts the basic obligation to pay its proportionate share of increases in Operating Expenses incurred by Landlord above those amounts actually incurred by Landlord in the Base Year. Tenant acknowledges and understands that with respect to certain of the Operating Expenses set forth herein (e.g., insurance and Real Estate Taxes) Tenant will be paying its proportionate share of increases in Operating Expenses which are attributable to the Building's proportionate share of such expenses relative to the Office Complex, with appropriate adjustments to the extent such increases are not attributable to circumstances or conditions present in the Building or otherwise applicable to the Office Complex as a whole. Landlord agrees that no item of maintenance or repair will be deferred in the Base Year solely for the purposes of reducing Base Year Operating Expenses. The specific obligations of Tenant with respect to such increases shall be governed by the remaining sections of this Article IV.



                 (b) The Operating Expenses shall include the costs and expenses described in subsection (1) below, but shall not include the costs and expenses described in subsection (2) below:

                          (1)     Included costs and expenses:

                          (i) Gas, water, sewer, electricity and other utility charges (including surcharges) of every type and nature.

                          (ii)    Insurance premiums paid by Landlord.

                          (iii) Personnel costs of the Office Complex, including, but not limited to, salaries, wages, fringe benefits and other direct and indirect costs of engineers, superintendents, watchmen, porters and any other personnel related to the management, maintenance, repair and operation of the

                          Office Complex.

                          (iv) Costs of service and maintenance contracts, including, but not limited to, chillers, boilers, controls, elevators, mail chute, window, security service, snow and ice removal and management fees.

                          (v)     Except to the extent excluded by subsection
                          (2) below, all other ordinary and customary maintenance, supply and repair expenses incurred in connection with the Office Complex which are deductible by Landlord in computing its Federal income tax liability under the tax laws and regulations in effect from time to time when such expenses are incurred.

                          (vi) Depreciation (on a straight-line basis) for capital expenditures made by Landlord (A) to reduce operating expenses to the extent that the annual reduction in operating expenses which results from such capital expenditure shall exceed the actual charge for depreciation therefor or (B) to comply with applicable laws, rules, regulations, requirements, statutes, ordinances, by-laws and court decisions of all public and quasi-public authorities which are now or hereafter in force ("Legal Requirements"); provided, however, that such capital expenditures shall be depreciated over the longer of
                          (I) the useful life of the item, improvement or product resulting from the capital expenditure or
                          (II) the lifetime permitted by the Internal Revenue Code of 1986, as amended, for such item, improvement or product.

                          (vii) Any other reasonable costs and expenses incurred by Landlord in maintaining or operating the Office Complex.

                          (viii) The reasonable costs of any additional services not provided to the Office Complex at the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Office Complex.

                          (ix) For the first two (2) Lease Years of the Lease Term, costs and expenses associated with the operation and maintenance of the garage and parking facilities servicing the Office Complex which shall be calculated in accordance with the formula set forth in the fifth (5th) sentence of the introduction to this Section 4.1.

                         (x)     Real Estate Taxes (as hereinafter defined).


                         (xi)   Common Area Electricity Charges (as
                         hereinafter defined).



                         (xii) Common Area Janitorial Charges (as hereinafter defined).



                         (2)     Excluded costs and expenses:



                         (i) Principal or interest payments on and any other charges paid by Landlord in connection with any mortgages, deeds of trust or other financing encumbrances.



                         (ii) Rental payments (including percentage rent and any increases in base rent) made under any ground lease, except to the extent such rental payments represent payment of Real Estate Taxes (as hereinafter defined).

                         (iii) Leasing commissions payable by Landlord and advertising and promotional expenditures associated with marketing vacant space in the Office Complex.



                         (iv) Deductions for depreciation for the Office Complex, except to the extent included in subsection
                         (1)(vi) above.


                         (v) Capital improvements that are not deducted by Landlord in computing its federal income tax liability, except to the extent included in subsection
                         (1)(vi) above.

                         (vi) The costs of insurance premiums, special services, tenant improvements and concessions, repairs, maintenance items or utilities separately chargeable to, or specifically provided for, individual tenants of the Office Complex, including, without limitation, the cost of preparing any space in the Office Complex for occupancy by any tenant and/or for altering, renovating, repainting, decorating, planning and designing spaces for any tenant in the Office Complex in connection with the renewal of its lease and/or costs of preparing or renovating any vacant space for lease in the Office Complex.



                         (vii) Salaries and all other compensation (including fringe benefits and other direct and indirect personnel costs) of partners, officers and executives above the grade of superintendent or building manager of Landlord or the managing agent.

                         (viii) Costs and expenses incurred by Landlord in connection with damage, casualty or condemnation of all or a portion of the Office Complex; provided, however, that with respect to the cost to repair damage, Landlord may include in Operating Expenses (i) the amount of a commercially reasonable deductible applied to each such occurrence and (2) if Landlord determines, in its reasonable judgment, that the effect of making a claim under Landlord's insurance policy or policies would be to increase, in the aggregate, the future cost of insurance premiums and repair and maintenance expenses relating to the Office Complex, Landlord may include in Operating Expenses the cost to repair such damage to the extent such cost does not exceed two hundred percent (200%) of the deductible amount applicable under Landlord's insurance policy or policies to such occurrence; provided, however, that Landlord may only include such cost in Operating Expenses, if Landlord actually makes such repair and does not submit an insurance claim in connection therewith.

                         (ix) Costs and expenses of administration and management of partnership activities of Landlord and corporate activities of the managing agent of the Office Complex.

                         (x) Costs and expenses incurred by Landlord in curing, repairing or replacing any structural portion of the Office Complex made necessary as a result of defects in design, workmanship or materials.



                         (xi) Any costs and expenses incurred by Landlord in connection with causing the common and public areas of the Office Complex which are within Landlord's sole and exclusive control to comply with applicable Legal Requirements, including, without limitation, the Americans with Disabilities Act of 1990.



                         (xii) Reserves established by Landlord for bad debts or rent losses attributable to tenants of the Office Complex and/or for repairs, maintenance and replacements.

                         (xiii) Costs and expenses attributable to ordinary and customary management fees in excess of five percent (5%) of the gross revenues received by Landlord during the applicable calendar year.

                         (xiv) Costs and expenses attributable to the operation and maintenance of the health club servicing the Office Complex.


                         (xv) Costs and expenses incurred by Landlord to abate, to encapsulate, to investigate, to remove and to respond to any hazardous materials contamination, exposure or release or to comply with any hazardous materials or environmental laws, ordinances or regulations.

                         (xvi) Costs and expenses incurred by Landlord for services which are duplicative of or are normally included in any management fees paid by Landlord.


                         (xvii) That portion of any Operating Expenses which is paid to any entity affiliated with Landlord which is in excess of the amount which would otherwise be paid to an entity which is not affiliated with Landlord for the provision of the same service.

                         (xviii) Sums paid by Landlord for any indemnity, damages, fines, late charges, penalties or interest for any late payment of Real Estate Taxes or any Operating Expenses or to correct violations of Legal Requirements applicable to the Office Complex, except for expenditures for repairs, maintenance and replacement or other items that would otherwise reasonably constitute Operating Expenses.

                         (xix) Attorney's fees and disbursements, brokerage commissions, transfer taxes, recording costs and taxes, title insurance premiums, title closer's fees and gratuities and other similar costs incurred in connection with the sale or transfer of an interest in Landlord or the Office Complex.

                         (xx) Costs and expenses directly resulting from the gross negligence or willful misconduct of Landlord or its employees.

                         (xxi) Rental for personal property leased to Landlord except for rent for personal property leased to Landlord the purchase price for which, if purchased, would be fully included in Operating Expenses in the year of purchase.

                         (xxii)  Commencing on the first (1st) day of the third
                         (3rd) Lease Year, costs associated with the operation and maintenance of the garage and parking facilities servicing the Office Complex.

                 (c)     As used above, the term "Real Estate Taxes" shall mean
(i) all real estate taxes, including general and special assessments, if any, which are imposed upon Landlord or assessed against the Office Complex or the Land upon which the Office Complex is situated; (ii) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Office Complex and/or the land upon which the Office Complex is situated, including, but not limited to, any tax levied on or measured by the rents payable by tenants of the Office Complex, which are in the nature of, or in substitution for, real estate taxes; and (iii) all taxes which are imposed upon Landlord, and which are assessed against the value of any improvements to the Premises made by Tenant or any machinery, equipment, fixtures or other personal property of Tenant used therein. Real Estate Taxes shall not include any income taxes, excess profits taxes, excise taxes, franchise taxes, estate taxes, succession taxes and transfer taxes, except to the extent any of such taxes are in the nature of or are in substitution for or recharacterization or replacement of Real Estate Taxes.



                 (d) As used above, the term "Common Area Electricity Charges" shall consist of the charges for electrical power consumed in the operation of the public and common areas of the Office Complex, as determined by Landlord in its reasonable discretion.



                 (e) As used above, the term "Common Area Janitorial Charges" shall mean the charges for janitorial and cleaning services and supplies furnished for all public and common areas in the Office Complex.



                 (f)     Notwithstanding anything to the contrary in this
Article IV, Tenant shall not be obligated to pay to Landlord its proportionate share of increases of Operating Expenses for any calendar year after the first Lease Year attributable to Controllable Operating Expenses (as defined in the next sentence) which exceed eight percent (8%), in the aggregate, of the amount of Controllable Operating Expenses for the immediately preceding calendar year. For the purposes of this Section 4.1(f), Controllable Operating Expenses are all Operating
Expenses other than Operating Expenses incurred by Landlord which are attributable to (i) Real Estate Taxes, (ii) Utilities, (iii) snow removal and
(iv) Insurance.



        4.2 In the event the average occupancy rate for the entire Office Complex shall be less than ninety-five percent (95%) for any calendar year, including the Base Year, for purposes of calculating the additional rent payable by Tenant pursuant to this Article IV for each calendar year, the Operating Expenses for the Base Year and such calendar year shall each be increased by the amount of additional costs and expenses that Landlord reasonably estimates would have been incurred if the average occupancy rate for the entire Office Complex had been ninety-five percent (95%) for the Base Year and such calendar year. When making the foregoing calculation, Landlord shall be governed by the following:

                  (1) It is the intent of this provision to permit Landlord to recover for increases in Operating Expenses attributable to occupied space in the Office Complex even though the aggregate of such expenses shall have been reduced below the actual Operating Expenses incurred by Landlord for the preceding calendar year or for the Base Year as a result of vacancies in the Office Complex.

                  (2) It is not the intent of this provision to permit Landlord to recover from Tenant additional rent pursuant to Article IV for any calendar year which, when added to the total amount of additional rent payable by all tenants of the Office Complex on account of Operating Expenses for such year, will exceed (i) the actual amount of Operating Expenses incurred by Landlord for such year, less (ii) the Base Year Operating Expenses.



        4.3 At the beginning of calendar year 1999 and each calendar year thereafter during the Lease Term, Landlord shall submit to Tenant a statement setting forth Landlord's reasonable estimate of the amount by which the Operating Expenses that are expected to be incurred during such calendar year will exceed the Base Year Operating Expenses, and the computation of Tenant's proportionate share of such anticipated increase. Except as otherwise provided herein, Tenant shall pay to Landlord on the first day of each month following receipt of such statement during such calendar year an amount equal to Tenant's proportionate share of the anticipated increase in such expenses multiplied by a fraction, the numerator of which is 1, and the denominator of which is the number of months during such calendar year which fall within the Lease Term and follow the date of the foregoing statement. Within ninety (90) days after the expiration of each calendar year falling entirely or partly within the Lease Term, Landlord shall submit to Tenant a statement showing (i) the actual amount of Base Year Operating Expenses, (ii) the actual Operating Expenses paid or incurred by Landlord during the immediately preceding calendar year, (iii) a computation of Tenant's proportionate share of the amount by which the Operating Expenses actually incurred during the preceding calendar year exceeded the Base Year Operating Expenses, and (iv) the aggregate amount of the estimated payments made by Tenant on account thereof. If the aggregate amount of such estimated payments exceeds Tenant's actual liability for such increases, Tenant shall deduct the net overpayment from its next estimated payment or payments on account of increases in Operating Expenses for the then current year. If Tenant's actual liability for such increases exceeds the estimated payments made by Tenant on account thereof, then Tenant shall promptly pay to Landlord the total amount of such deficiency as additional rent due hereunder.


        4.4 In the event the Lease Term commences or expires on a day other than the first day or the last day of a calendar year, the increases in the Operating Expenses to be paid by Tenant for such calendar year shall be apportioned by multiplying the amount of Tenant's proportionate share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is 365.

        4.5      All payments required to be made by Tenant pursuant to this
Article IV shall be paid to Landlord, without setoff or deduction, in the same manner as base rent is payable pursuant to Article III hereof.

        4.6 The obligation imposed upon Tenant by Section 4.3 hereof to pay for its proportionate share of the increases in Operating Expenses described in Section 4.1 hereof for the last calendar year falling entirely or partly within the Lease Term shall survive the expiration or earlier termination of the Lease Term. Similarly, Landlord's obligation to refund to Tenant the excess, if any, of the amount of Tenant's estimated payments on account of such increases for such last calendar year over Tenant's actual liability therefor shall survive the expiration of the Lease Term.

        4.7 In the event that Tenant, in good faith, believes that the amounts paid by Tenant to Landlord relating to increases in Operating Expenses during any calendar year falling within the Lease Term exceeded the amounts to which Landlord was entitled to hereunder, Tenant or an independent, certified public accountant designated by Tenant shall have the right, during regular business hours and after giving ten (10) days' advance written notice to Landlord, to inspect and audit Landlord's books and records relating to such charges for a period of one (1) year following the receipt by Tenant of the statement required of Landlord pursuant to Section 4.3 hereof for such calendar year. If such audit shows that the amounts paid by Tenant to Landlord on account of increases in such charges exceeded the amounts to which Landlord was entitled hereunder, or that Tenant is entitled to a credit with respect to any such charges, Landlord shall promptly refund to Tenant the amount of such excess or the amount of such credit, as the case may be. All costs and expenses of any such audit shall be paid by Tenant, except that if such audit shows that the aggregate amount of such categories of charges was overstated by Landlord by more than five percent (5%), Landlord shall reimburse Tenant for the reasonable costs and expenses incurred in such audit, up to but not exceeding Five Thousand Dollars ($5,000.000) but in no event shall Landlord's reimbursement obligation for audit costs exceed the actual amount of the refund to Tenant resulting from such audit.

                                   ARTICLE V

                                SECURITY DEPOSIT



                            [INTENTIONALLY DELETED]



                                   ARTICLE VI

                                USE OF PREMISES

        6.1     (a)      Tenant shall use and occupy the Premises solely for
general office purposes and for no other use or purpose without the prior written consent of Landlord, which consent Landlord may grant or withhold in its sole and absolute subjective discretion. Tenant shall not use or occupy the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord or other tenants of the Office Complex. Tenant shall comply with all present and future laws, ordinances (including zoning ordinances and land use requirements), regulations, and orders of the United States of America, the State of Maryland, the County of Montgomery and any other public or quasi-public authority having jurisdiction over the Premises, concerning the use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein. Tenant shall obtain at its expense the initial occupancy permit required for Tenant to lawfully occupy the Premises. It is expressly understood that if any change in the use of the Premises by Tenant, or any alterations to the Premises by Tenant, or any future law, ordinance, regulation or order requires a new or additional permit from, or approval by, any governmental agency having jurisdiction over the Office Complex, such permit or approval shall be obtained by Tenant on its behalf and at its sole expense. Further, Tenant shall comply with all Legal Requirements which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises. Tenant shall pay all fines, penalties and damages that may arise out of or be imposed because of Tenant's failure to comply with the provisions of this Lease.



                (b) Landlord shall comply with all present and future laws, ordinances, regulations and orders that are applicable to the operation of the common and public areas in the Building which are within Landlord's sole and exclusive control and to the machinery and equipment provided by Landlord in the operation of the Building. Notwithstanding anything to the contrary in this Section 6.1, all additions, replacements or alterations to the Premises which are required due to the enactment of any future building code, law or regulation of the State of Maryland, Montgomery County or the federal government shall be performed by Landlord and the cost thereof shall be borne equally by Landlord and Tenant unless such addition, replacement or alteration is necessitated by Tenant's particular use, design or layout of the Premises or caused by Tenant or any of its employees, agents, contractors or subtenants in which case Tenant shall bear the entire cost of performing such addition, replacement or alteration.



        6.2 Tenant shall pay any business rent or other taxes that are now or hereafter levied upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business at the Premises, or Tenant's equipment, fixtures or personal property. In the event that any such taxes are enacted, changed or altered so that any of such taxes are levied against Landlord, or the mode of collection of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, Tenant shall pay any and all such taxes to Landlord upon written demand from Landlord.

        6.3 Tenant shall not generate, dispose of or maintain any toxic or hazardous substances in the Premises other than cleaning agents and other substances normally and customarily used by office tenants and which are not prohibited by applicable law and which Tenant shall store and shall use in accordance with applicable law.

                                  ARTICLE VII

                           ASSIGNMENT AND SUBLETTING



        7.1     (a)      Except as provided in subsection (b) and Section 7.5
below, Tenant shall not have the right to assign, transfer mortgage or otherwise encumber this Lease or its interest herein without first obtaining the prior written consent of Landlord, which consent may be granted or withheld by Landlord in its sole discretion. No assignment or transfer of this Lease or the right of occupancy hereunder may be effectuated by operation of law or otherwise without the prior written consent of Landlord, which consent may be granted or withheld by Landlord in its sole and absolute subjective discretion. If Tenant is a partnership or limited liability company, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners or members owning, individually or collectively, a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease and shall be subject to the foregoing provisions. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest of the capital stock of Tenant, shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. However, the preceding sentence shall not apply to corporations the stock of which is traded through a national or regional stock exchange. Any attempted assignment or transfer by Tenant of this Lease or its interest herein without Landlord's consent shall, at the option of Landlord, terminate this Lease. However, in the event of such termination, Tenant shall remain liable for all rent and other sums due under this Lease and all damages suffered by Landlord on account of such breach by Tenant.

                (b) Notwithstanding the restrictions on assignment set forth in Section 7.1(a) above, Landlord's prior consent shall not be unreasonably withheld with respect to any assignment of this Lease resulting from the merger, consolidation, or other corporate reorganization of Tenant, or the sale or transfer of the capital stock of Tenant, provided that (i) Tenant after such merger, consolidation, reorganization or sale of stock has a creditworthiness (e.g. assets and capitalization) and net worth (which shall be determined on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) at least equal to that of Tenant at the time of such assignment, (ii) Tenant after such merger, consolidation, reorganization or sale of stock agrees in writing to be bound by the terms and conditions of this Lease and to assume all of the obligations and liabilities of Tenant under this Lease, (iii) Tenant after such merger, consolidation, reorganization or sale of stock shall conduct substantially the same business on the Premises as that conducted by Tenant prior thereto or a related business which is a permitted use pursuant to
Article VI of the Lease, (iv) Tenant provides Landlord with prior written notice of its intent to assign all or a portion of the Premises not more than ninety (90) nor less than thirty (30) days prior to the date such assignment is to be effective, (v) the character of Tenant after the merger, consolidation, reorganization or sale of stock, as the case may be, and the nature of Tenant's activities on the Premises and in the Office Complex will not adversely affect other tenants in the Office Complex or impair the reputation of the Office Complex as a first-class office building, (vi) the assignment is not a so-called "sham" transaction intended by Tenant to circumvent the provisions of
Article VII of the Lease, (vii) Tenant is not in default under any of the terms and provisions of this Lease and (viii) the assignment (A) will not result in an increase in Operating Expenses for the Office Complex beyond that which Landlord now incurs for use by Tenant or (B) will not increase the burden on elevators or other Building systems or equipment over the burden prior to such assignment.

                (c)      In the event of any such assignment pursuant to
Section 7.1(b) above, Tenant shall remain fully liable as a primary obligor and principal for Tenant's obligations and responsibilities under this Lease, including without limitation, the payment of all rent and other charges required hereunder and the performance of all conditions and obligations to be performed under this Lease.

        7.2 Tenant shall not have the right to sublease (which term, as used herein shall include any type of subrental arrangement and any type of license to occupy) all or any part of the Premises without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that it shall not be unreasonable for Landlord to withhold its consent if Tenant is in default hereunder, or if Landlord determines, in its sole, but not arbitrary or capricious, discretion, that the character of the proposed subtenant or the nature of the activities to be conducted by such proposed subtenant would adversely affect the other tenants of the Office Complex or would impair the reputation of the Office Complex as a first-class office building, or that the financial history or credit rating of the proposed subtenant is unacceptable to Landlord or that the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee (i) is likely to increase Operating Expenses for the Building or the Office Complex beyond that which Landlord now incurs for use of by Tenant; (ii) is likely to increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment; or (iii) violates or is likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises. Furthermore, Tenant shall not have the right to sublease all or any portion of the Premises without first complying with the provisions of subsections (a) through (e) below:

                (a) Tenant shall give Landlord written notice of its desire to Sublease all or a portion of the Premises. Such notice shall specify the portion of the Premises proposed to be sublet and the date such portion is to be made available for subleasing. Landlord shall notify Tenant in writing, within ten (10) days after Landlord's receipt of the notice provided for in subsection (a) above, whether Landlord will retake possession of the portion of the Premises proposed to be sublet and thereby delete such portion of the Premises from the Premises being leased to Tenant hereunder. If Landlord notifies Tenant of its election to retake such portion of the Premises, Tenant shall have the right to rescind its notice of its intent to sublease all or a portion of the Premises by notifying Landlord of such recision not more than five (5) business days after receipt of Landlord's notice of its intent to retake the portion of the Premises proposed to by sublet by Tenant. In the event Tenant fails to notify Landlord within such five (5) business day period of its recision of its notice of intent to sublet all or a portion of the Premises,
(i) Landlord shall retake possession of such portion on the date specified in Tenant's notice, (ii) Tenant's obligation to pay rent for such portion shall cease on such date and (iii) Landlord and Tenant shall promptly execute an amendment to the Lease stating the new square footage of the reduced premises to be occupied by Tenant. Thereafter, Tenant shall not have any further rights of any kind, including any rights of renewal, in or to the portion of the Premises so retaken. If Landlord does not elect to retake such portion of the Premises within the aforesaid ten (10) day period, Tenant shall comply with the provisions of subsections (b) and (c) below with respect to any proposed sublease of such portion of the Premises.


                (b) Tenant shall have the right to sublease any portion of the Premises that Landlord has not elected to retake pursuant to subsection
(a) above, provided that Tenant obtains the prior written consent of Landlord to such proposed sublease. Landlord agrees not to unreasonably withhold its consent to any such proposed sublease; provided, however, that it shall not be unreasonable for Landlord to withhold its consent for any of the reasons set forth in the introduction to this Section 7.2. Notwithstanding the foregoing, Tenant shall in no event have the right to sublease the Premises, or any portion thereof, to more than one subtenant at any one time.

                (c) Tenant agrees to give Landlord at least fifteen (15) days advance written notice of Tenant's intention to sublease a portion of the Premises, along with sufficient information about the proposed subtenant to enable Landlord to make the determination called for by subsections (a) and (b) above.

                (d) Tenant's right to sublease any portion of the Premises that Landlord has not elected to retake pursuant to subsection (a) above shall expire one hundred twenty (120) days after the giving of the notice required by subsections (a) and (c). Thereafter, Tenant shall have no right to sublease the portion of the Premises described in the notice furnished pursuant to subsections (a) and (d), unless Tenant shall have again complied with the procedures set forth in this Section 7.2. Notwithstanding anything to the contrary in this Section 7.2(d), in the event Tenant's ongoing and continuing negotiations with one (1) prospective subtenant shall extend beyond such one hundred twenty (120) day period, Tenant shall not be obligated to repeat the procedures set forth in this Section 7.2, provided that Tenant shall provide Landlord with written notice that its negotiations with such prospective subtenant are continuing. In the event Tenant's negotiations with such prospective subtenant fail after the expiration of such one hundred twenty
(120) day period, Tenant shall have no right to sublease the portion of the Premises described in the notice furnished pursuant to subsection (a) and subsection (c) above, to another prospective subtenant, unless Tenant shall have again complied with the procedures set forth in this Section 7.2.

                (e) Provided Tenant is not in default under any terms and provisions of this Lease, beyond any applicable notice and cure period, Tenant shall be entitled to retain any profit derived from subletting the Premises or any part thereof.

        7.3 Notwithstanding the provisions of Section 7.1 or 7.2 hereof to the contrary, if consent to any assignment or subletting is required by the holder of any mortgage encumbering all or any portion of the Building or the Office Complex, no assignment of this Lease or sublease of all or any portions of the Premises shall be permitted without the prior written consent of such holder. Landlord agrees to use its reasonable efforts to obtain promptly such required consent to any proposed subletting. Landlord shall use its reasonable efforts to ensure that the grounds for any future holder of a mortgage secured by the Office Complex to withhold its consent to a proposed assignment of this Lease or sublease of all or any portion of the Premises shall be limited to those bases specifically enumerated in this Article VII. If any future holder of a mortgage secured by the Office Complex fails to respond within fifteen
(15) days to a request for its consent to any assignment or subletting hereunder, such future mortgage holder's consent to such assignment or sublease in that particular instance shall be deemed to have been granted.



        7.4 The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from any and all liability for the performance of all covenants and obligations to be performed by Tenant under this Lease, nor shall the collection or acceptance of rent from any assignee, transferee or subtenant constitute a waiver or release of Tenant from any of its liabilities or obligations under this Lease. Landlord's consent to any assignment or subletting shall not be construed as relieving Tenant from the obligation of complying with the provisions of Sections 7.1 or 7.2 hereof, as applicable, with respect to any subsequent assignment or subletting. For any period during which Tenant is in default hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each subtenant to pay said rent directly to Landlord. If Landlord consents to an assignment or subleasing in any instance, Tenant further agrees to submit any and all instruments of assignment and sublease to Landlord for Landlord's prior written approval as to form and substance, which approval shall not be unreasonably withheld, but which instruments shall provide, as an express condition precedent to Landlord's prior approval, that any sublessee or assignee agree to remain jointly and severally liable to Landlord for all obligations imposed by any such agreement of assignment or sublease.



        7.5     (a)      Notwithstanding the above restrictions on subletting
and assignments, Landlord's prior consent shall not be required with respect to any assignment or subletting to an "Affiliate of Tenant" (as hereinafter defined) or a "Parent of Tenant" (as hereinafter defined), provided (i) that such assignee has a creditworthiness (e.g. assets and capitalization) and net worth (which shall be determined on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) at least equal to that of Tenant at the time of such assignment,
(ii) that such assignee or sublessee agrees in writing to be bound by the terms and conditions of this Lease and to assume all of the obligations and liabilities of Tenant under this Lease, (iii) that such assignee or sublessee shall conduct substantially the same business on the Premises as that conducted by Tenant or a related business which is a permitted use pursuant to Article VI of this Lease, (iv) that Tenant provides Landlord with prior written notice of its intent to assign or sublease all or a portion of the Premises not more than ninety (90) nor less than twenty

(20) days prior to the date such assignee or sublessee is to occupy the Premises, (v) that the character of such person or entity and the nature of its activities on the Premises and in the Office Building will not adversely affect other tenants in the Office Building or impair the reputation of the Office Building as a first-class office building, and (vi) that the sublease with such person or entity is not a so-called "sham" transaction intended by Tenant to circumvent the provisions of this Article VII, and provided further that if such Affiliate of Tenant or Parent of Tenant ceases to be an Affiliate of Tenant or Parent of Tenant, as the case may be, such cessation, at Landlord's sole option, for all purposes hereunder, shall be a default under this Lease, unless otherwise agreed to in writing by Landlord and Tenant, for which Landlord shall have all of the remedies available to it pursuant to Article XIX hereof, subject to the notice and cure rights provided in Section 19.1(b) below.

                 (b) In the event of any such assignment or subletting pursuant to this Section 7.5, Tenant shall remain fully liable as a primary obligor and principal for Tenant's obligations and responsibilities under this Lease, including without limitation, the payment of all rent and other charges required hereunder and the performance of all conditions and obligations to be performed under this Lease.

                 (c) For purposes of this Section 7.5, an "Affiliate of Tenant" shall mean any corporation, limited liability company, association, trust or partnership (i) which Controls (as herein defined) Tenant or (ii) which is under the Control of Tenant through stock ownership or otherwise or
(iii) which is under common Control with Tenant. For the purposes hereof, a "Parent of Tenant" shall mean any corporation, limited liability company, association, trust or partnership (i) which Controls Tenant or (ii) which owns more than fifty percent (50%) of the issued and outstanding voting securities of Tenant. The terms "Control" or "Controls" as used in this Section 7.5 shall mean the power to directly or indirectly influence the direction, management or policies of Tenant or such other entity.

         7.6 Notwithstanding anything to the contrary in this Article VII, in those cases in which the layout of the subleased premises or the nature of the activities to be conducted therein will be changed by the proposed subtenant in any manner, Landlord's consent to any proposed sublease shall be conditioned on receipt of the certificate of a licensed mechanical engineer employed by the proposed subtenant, as follow:

                 a. describing the changes which the proposed subtenant wishes to make to the layout of the subleased premises or the activities conducted therein;

                 b. stating whether or not such changes will affect the load requirements or operating efficiency of any of the Building systems or utilities serving the subleased premises (such as, for example, the HVAC or electrical systems);

                 c. if the changes are substantial enough to affect the load requirements or operating efficiency of any of the Building systems or utilities serving the subleased premises, describing the modifications to the affected Building system or utility necessary to satisfy the load capacity and operating efficiency thereof and stating that such modifications fully comply with the requirements of all applicable building codes and insurance rating bureaus as well as the standards to which the base building systems were designed.

Further, the proposed subtenant, by its execution of the sublease agreement, shall agree to be fully responsible, at its sole cost and expense, to assure that the modifications, if any, described in its engineer's certificate are installed in accordance with the requirements of all applicable building codes and insurance rating bureaus and, further, at the expiration or earlier termination of the sublease, to restore the subleased premises to the condition and configuration in which it existed prior to the inception of the sublease.

                                  ARTICLE VIII
                            MAINTENANCE AND REPAIRS

         8.1 Tenant will keep and maintain the Premises and all fixtures and equipment located therein in clean, safe and sanitary condition, will take good care thereof and make all required repairs thereto, and will suffer no waste or injury thereto. At the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises, broom clean, in the same order and condition in which they are in on the Lease Commencement Date, ordinary wear and tear and unavoidable damage by the elements excepted. Landlord, at its cost, shall install all replacement tubes for all fluorescent light fixtures in the Premises on the Lease Commencement Date. All other bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Landlord at Tenant's cost and expense and as additional rent.

         8.2 Except as otherwise provided in Article XVII hereof, all injury, breakage and damage to the Premises and to any other part of the Office Complex caused by any act or omission of Tenant, or of any agent, employee, subtenant, contractor, customer or invitee of Tenant, shall be repaired by and at the sole expense of Tenant, except that Landlord shall have the right, at its option, to make such repairs and to charge Tenant as additional rent for all costs and expenses reasonably incurred by Landlord in light of the urgency, as determined by Landlord in its sole judgment, of the repairs, solely in connection therewith as additional rent hereunder. The liability of Tenant for such costs and expenses shall be reduced by the amount of any insurance proceeds received by Landlord on account of such injury, breakage or damage.

         8.3 Landlord shall keep and maintain the exterior and demising walls, foundations, roof and common areas that form a part of the Building, and the mechanical, electrical, HVAC and plumbing systems, pipes and conduits that are provided by Landlord in the operation of the Building or, on a non-exclusive basis, the Premises in clean, safe, sanitary and operating condition in accordance with standards customarily maintained by first-class office buildings in the Bethesda, Maryland area, and will make all required repairs thereto. All common or public areas of the Office Complex and the land upon which it is situated (including without limitation the first floor lobby area and the exterior landscaping) shall be maintained by Landlord in accordance with standards customarily maintained by first-class office buildings in the Bethesda, Maryland area. Tenant shall promptly provide Landlord with written notice of any defect or need for repairs in or about the Office Complex or the Building of which Tenant is aware; provided, however, Landlord's obligation to repair hereunder shall not be limited to matters of which it has been given notice by Tenant.

                                   ARTICLE IX
                               TENANT ALTERATIONS

         9.1    (a)     The Premises shall be delivered to and accepted by
Tenant in their present "AS-IS, WHEREIS WITH ALL FAULTS" condition. Tenant during the initial sixty (60) days of the Lease Term shall cause certain alterations, renovations and modifications to be made to the tenant improvements in the Premises in accordance with (i) the space plan for the Premises dated May 22, 1998 prepared by Simmons & Associates (the
"Architect") which has been approved by Landlord, (the "Space Plan") a copy which is attached hereto as Exhibit B and made a part hereof and (ii) the construction drawings and specifications for the Premises (collectively the "Construction Drawings) which shall be prepared by the Architect based upon the Space Plan and shall be subject to the prior written approval of Landlord and Tenant (the Space Plan and the Construction Drawings are referred to collectively herein as the "Space Plan and Construction Drawings").

                (b) All alterations, renovations, modifications and improvements which are made to the Premises pursuant to this Section 9.1(i) shall be done in accordance with the Space Plan and Construction Drawings, (ii) shall be subject to the provisions of this Article IX and Article XIII hereof and (iii) shall be made at Tenant's sole cost; provided, however, that Landlord agrees to provide Tenant with an improvement allowance (the "Tenant Improvement Allowance") in an amount equal to the product of Ten Dollars ($10.00) multiplied by the number of square feet of Net Rentable Area in the Premises. The Tenant Improvement Allowance shall be applied, as hereinafter set forth, to all "hard" and "soft" costs incurred in connection with the design, modification, alteration, renovation, construction and installation of the tenant improvements in the Premises, including, without limitation, any and all architectural, engineering and consulting fees and cabling and wiring fees in connection therewith. In the event the entire Tenant Improvement Allowance is not utilized by Tenant in connection with designing, renovating, altering and upgrading the tenant improvements in the Premises, such unused portion of the Tenant Improvement Allowance shall be applied against the initial installment(s) of base rent due with respect to the Premises pursuant to
Article III hereof

                (c) (i) Tenant and the Architect shall cause the Space Plan and Construction Drawings to conform to all rules and regulations of the Underwriter's Association of the State of Maryland in effect at the time this Lease is executed and with all applicable laws, statutes, rules, regulations and requirements of the Federal, Montgomery County and State of Maryland governments, including, without limitation, the Americans with Disabilities Act of 1990 and with all Insurance Requirements, as defined in Section 9.2 below. The work shown on Space Plan and Construction Drawings is referred to throughout this Lease as the "tenant improvements." Tenant and the Architect shall consult with Landlord's engineers and consultants, without charge therefor, in connection with the preparation of all architectural, structural, mechanical, plumbing and electrical working drawings for the tenant improvements.

                         (ii)   Any material changes or modifications that
Tenant desires to make to such plans or working drawings shall also be subject to Landlord's prior written approval. Landlord agrees that it will not unreasonably withhold, delay or condition its approval of any changes or modifications of the Space Plan and Construction Drawings; provided, however, that Landlord shall have sole and absolute discretion to approve or disapprove any tenant improvements (I) that will be visible to the exterior of the Premises, (II) which affect the structural integrity of the Building or the mechanical, HVAC, sprinkler, life safety and other operating systems therein, or (III) which would cause the overloading of the Building's electrical system or would require any material modifications thereto.

                         (iii)  Tenant shall employ a general contractor to
serve as its general contractor to make the tenant improvements to the Premises. The contractor selected by Tenant shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord agrees to pay Tenant's general contractor, promptly upon Landlord's receipt of (I) monthly invoices for work performed and materials supplied and (II) lien releases for the amount of the applicable invoice, up to the amount of the Tenant Improvement Allowance. Upon completion of the installation of the tenant improvements in the Premises, Tenant shall deliver to Landlord (A) a verification of the costs of the installation of the tenant improvements in the Premises from Tenant's contractor in the form of an AIA form of requisition or other form reasonably approved by Landlord, (B) final lien waivers furnished by Tenant's general contractor and its major subcontractors and material suppliers (that is, subcontractors and suppliers furnishing labor or materials in excess of $5,000) with respect to the tenant improvements and (C) the certification by the Architect that the tenant improvements have been performed or supplied, which certifications (and any inspections required therefor) shall be made promptly by the Architect.

                         (iv)   Landlord, Tenant and Tenant's general
contractor shall establish a mutually agreeable construction schedule (the "Construction Schedule"). The Construction Schedule shall incorporate review submission procedures and such other controls as are necessary for the timely and efficient completion of the tenant improvements in the Premises. Landlord shall have no liability or responsibility for the Construction Schedule for the tenant improvements to be constructed in the Premises by Tenant.

                         (v)    Prior to the commencement of the construction
and installation of any tenant improvements in the Premises, Tenant shall provide Landlord with a certificate issued by Tenant's liability and property damage insurance carrier or carriers which shall certify that Tenant's insurance will be available to cover any loss, damage or injury to persons or property caused or occasioned by Tenant's contractor or the work to be done by Tenant's contractor in the Premises up to Five Million Dollars ($5,000,000.00) and subject to any insurance coverage provided by Tenant's general contractor.

                          (vi) Tenant shall be responsible for obtaining all
governmental permits, licenses or approvals necessary to construct and install the tenant improvements in the Premises. Tenant agrees to comply with all terms and conditions of all such governmental permits, licenses and approvals. Copies of all permits and final inspection certificates shall be provided to Landlord as Tenant receives them from the issuing governmental authority.

                          (vii) All work done and materials furnished in
connection with the construction and installation of the tenant improvements in the Premises shall be of good quality, shall be performed in a good and workmanlike manner, free from faults and defects and in accordance with the Space Plan and Construction Drawings as approved by Landlord, and shall be in compliance with all applicable laws and regulations. Tenant agrees to proceed, and to cause the Architect and its contractor to proceed, diligently to complete the tenant improvements in the Premises as soon as practicable.

                          (viii) Landlord's architect or other representative
designated by Landlord shall have the right to inspect Tenant's work in the Premises prior to any disbursement of the Tenant Improvement Allowance or at any other time reasonably requested by Landlord.

                          (ix) Tenant shall be solely responsible to correct
and repair any work or materials installed in the Premises by Tenant or Tenant's contractor that prove defective as a result of faulty workmanship or materials. Further, Tenant agrees that Landlord shall have no liability to Tenant whatsoever on account of any work performed or materials provided by Tenant or Tenant's contractor. Tenant agrees to indemnify and hold Landlord harmless from and against any and all costs, expenses, liens, claims, liabilities or damages based on or arising, directly or indirectly, by reason of any work performed or materials provided by Tenant or Tenant's contractor.

                          (x) Tenant and Tenant's contractor shall conduct
their work pursuant to this Lease in a manner which shall minimize disruption and inconvenience to other tenants in the Building and the Office Complex. Public areas shall be kept clean at all times; debris shall be removed at the end of each work day; reasonable steps shall be taken to minimize dust and noise; and work shall be conducted only during normal working hours unless Landlord otherwise agrees in advance. Tenant shall promptly repair, at its sole expense, any damage done to the Building or the Office Complex, to other premises in the Building or the Office Complex, to any electrical, mechanical, HVAC, sprinkler, life safety and other operating systems within the Office Complex or to the Garage or surface parking areas or other common areas appurtenant to the Office Complex which are caused by or arise out of the work to be performed by Tenant under this Section 9.1(d).

                          (xii) Tenant shall provide Landlord with one (1) set
of as-built construction drawings on CAD computer disc, upon completion of the tenant improvements in the Premises.

                          (xiii) Tenant, Tenant's general contractor and its
subcontractor shall observe all reasonable rules and regulations of Landlord relating to the construction of tenant improvements in the Premises, including, without limitation, (1) that the requirements of Industrial Risk Insurers,

Bethesda, Montgomery County, Maryland, concerning fire protection be met and
(2) other reasonable requirements of Landlord or its insurance carrier or consultant be satisfied. Such rules and regulations shall be communicated to Tenant in writing prior to commencement of Tenant's work in the Premises.

                 (d) Except as otherwise provided in this Lease, it is understood and agreed that Landlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in or to the Premises.

                 (e) Tenant shall cause or shall be responsible for the preparation of the Space Plan and Construction Drawings at Tenant's sole cost and expense, subject to the Tenant Improvement Allowance. The Space Plan and Construction Drawings must conform to all rules and regulations of the Underwriter's Association of the State of Maryland in effect at the time this Lease is executed and with all applicable laws, statutes, rules, regulations and requirements of the Federal, Montgomery County and the State of Maryland governments, including, without limitation, the Americans with Disabilities Act of 1990 and with all Insurance Requirements, as defined in Section 9.2 below. Tenant, if required to do so by Landlord, shall consult with Landlord's engineers and consultants, without charge therefor, in connection wit the preparation of all architectural, structural, mechanical, plumbing and electrical working drawings for the construction and installation of the tenant improvements in the Premises. Landlord's written approval or disapproval of the Space Plan and Construction Drawings or any material modification or change thereto shall be provided by Landlord to Tenant not more than five (5) business days after Landlord receives Tenant's submission of the Space Plan or the Construction Drawings or any material change or modification thereto. The Space Plan, the Construction Drawings or any material change or modification thereto which is not disapproved (with a reasonably detailed justification therefor) by Landlord in writing within such five (5) business day period shall be deemed approved. The provisions of Section 28.6 below to the contrary notwithstanding, Landlord's notice to Tenant of Landlord's approval or disapproval of the Space Plan, the Construction Drawings or any material change or modification thereto may be provided by Landlord to Tenant by facsimile transmission.

         9.2 Tenant will not make or permit anyone to make any alterations, decorations (visible to the exterior of the Building or the Office Complex or to the common or public areas of the Building or the Office Complex), additions or improvements (hereinafter referred to collectively as "improvements"), structural or otherwise, in or to the Premises or the Office Complex, without the prior written consent of Landlord. The preceding sentence notwithstanding, improvements to the interior of the Premises which (i) are not readily visible to the exterior of the Building or the Office Complex or the common and public areas thereof, (ii) are not structural, (iii) do not affect the electrical or mechanical systems within the Building and (iv) are otherwise in conformance with all applicable building, zoning and other codes or regulations affecting the Building and the Office Complex, shall be subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. When granting its consent, Landlord may impose any conditions it deems appropriate, including, without limitation, the approval of plans and specifications, approval of the contractor or other persons who will perform the work, and the obtaining of required permits and specified insurance. All improvements permitted by Landlord must conform to and comply with all rules and regulations established from time to time by the Underwriters' Association of the State of Maryland and to all laws, regulations and requirements of the Federal, State and local governments. Landlord's review and approval of any such plans and specifications and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with all applicable Legal Requirements and requirements of the insurers of the Office Complex ("Insurance Requirements") nor deemed a waiver of Tenant's obligations under this Lease with respect to Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance with Legal Requirements or Insurance Requirements of such plans, specifications and work. As a condition precedent to such written consent of Landlord, Tenant agrees to obtain and deliver to Landlord written, unconditional waivers of mechanic's and materialmen's liens against the Office Complex and the land upon which it is situated from all proposed contractors, subcontractors, laborers and material suppliers for all work, labor and services to be performed and materials to be furnished in connection with improvements to the Premises. If, notwithstanding the foregoing, any mechanic's or materialmen's lien is filed against the Premises, the Office Complex and/or the land upon which it is situated, for work claimed to have been done for, or materials claimed to have been furnished to, the Premises, such lien shall be discharged or bonded off by Tenant within twenty (20) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by the filing of a surety bond in form and substance acceptable to Landlord. If Tenant shall fail to discharge any such mechanic's or materialmen's lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including attorneys' fees incurred in connection therewith) as additional rent payable with the next monthly installment of base rent falling due; it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. It is understood and agreed that any improvements to the Premises, other than those made by Landlord pursuant to
Section 9.1 above, shall be conducted on behalf of Tenant, and that Tenant shall be fully responsible therefor. It is further understood and agreed that in the event Landlord shall give its written consent to the making of any improvements to the Premises, such written consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises, the Office Complex or the land upon which it is situated to any mechanic's or materialmen's liens which may be filed in connection therewith.

         9.3 Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any improvements to the Premises by Tenant, or its contractors, agents or employees. If any improvements are made without the prior written consent of Landlord, Landlord shall have the right to remove and correct such improvements and restore the Premises to their condition immediately prior thereto, and Tenant shall be liable for all expenses incurred by Landlord in connection therewith. All improvements to the Premises or the Office Complex made by either party shall remain upon and be surrendered with the Premises as a part thereof at the end of the Lease Term, except that if Tenant is not in default, beyond any applicable notice and cure period, under this Lease, Tenant shall have the right to remove, prior to the expiration of the Lease Term, all movable furniture, furnishings and equipment installed in the Premises solely at the expense of

Tenant. All damage and injury to the Premises or the Office Complex caused by such removal shall be repaired by Tenant at Tenant's sole expense. If such property of Tenant is not removed by Tenant prior to the expiration or termination of this Lease, the same shall become the property of Landlord and shall be surrendered with the Premises as a part thereof.

                                   ARTICLE X
                             SIGNS AND FURNISHINGS

         10.1 No sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or the interior of the Office Complex, except on the directories and doors of offices and such other areas as are designated by Landlord, and then only in such place, number, size, color and style as are approved by Landlord and are in accordance with any applicable Montgomery County building code or zoning regulation. The preceding sentence notwithstanding, Landlord agrees to install at Landlord's cost and expense, Tenant's name and suite number, using building standard graphic design and building standard materials, on one (1) suite entry door or adjacent side light to the Premises. In addition, Tenant shall be provided, at Landlord's expense, eight (8) lines on the Building directory. All of Tenant's signs that are approved by Landlord shall be installed by Landlord at Tenant's cost and expense. If any sign, advertisement or notice that has not been approved by Landlord is exhibited or installed by Tenant, Landlord shall have the right to remove the same at Tenant's expense. Landlord's acceptance of any name for listing on the Building directory will not be deemed, nor will it substitute for, Landlord's consent, as required by this Lease, to any sublease, assignment or other occupancy of the Premises. Landlord shall have the right to prohibit any advertisement of or by Tenant which in its opinion tends to impair the reputation of the Office Complex or its desirability as a first class office building and, upon written notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement. Landlord reserves the right to affix, install and display signs, advertisements and notices on any part of the exterior or interior of the Office Complex.

         10.2 Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment and fixtures, which, if considered necessary by the Landlord, shall be installed in such manner as Landlord directs in order to distribute their weight adequately. Any and all damage or injury to the Premises or the Office Complex caused by moving the property of Tenant into or out of the Premises, or due to the same being in or upon the Premises, shall be repaired at the sole cost of Tenant. No furniture, equipment or other bulky matter of any description will be received into the Office Complex or carried in the elevators except as approved by Landlord, and all such furniture, equipment and other bulky matter shall be delivered only through the designated delivery entrance of the Office Complex and the designated freight elevator. All moving of furniture, equipment and other materials shall be under the supervision of Landlord, who shall not, however, be responsible for any damage to or charges for moving the same. Tenant agrees to remove promptly from the sidewalks adjacent to the Office Complex any of Tenant's furniture, equipment or other material there delivered or deposited.

                                   ARTICLE XI
                               TENANT'S EQUIPMENT

         11.1 After the Premises have been substantially completed and Tenant's equipment has been installed in the Premises in accordance with the Space Plan and Construction Drawings, Tenant will not install or operate in the Premises any electrically operated equipment or machinery that operates on greater than 110 volt power without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, provided, however, it shall not be unreasonable for Landlord to condition such consent upon the payment by Tenant of additional rent in compensation for the excess consumption of electricity or other utilities and for the cost of any additional wiring or apparatus that may be occasioned by the operation of such equipment or machinery and/or for the cost of obtaining and installing a separate meter or other apparatus necessary to measure the electrical or other utility consumption of additional equipment or machinery and/or (b) the non-interruption or non-disturbance of any other tenant in the Office Complex that may be occasioned by the operation of such equipment or machinery. Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air conditioning system or electrical system of the Premises or the Office Complex, without first obtaining the prior written consent of Landlord. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Office Complex or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Office Complex shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord.

         11.2    (a)      Tenant acknowledges that the previous occupant of the
Premises (the "Previous Occupant") installed a supplemental HVAC unit (the "HVAC Unit") in a portion of the Premises. Tenant shall operate, properly maintain and pay the cost of all electric and other utilities incurred in connection with the operation of the HVAC Unit. The HVAC Unit and the electric meter measuring the electric consumption of the HVAC Unit shall be properly maintained by Tenant, at Tenant's sole expense. At the expiration or earlier termination of the Lease Term, the HVAC Unit shall be removed from the Premises at Tenant's sole cost and expense. Tenant shall pay all subscription fees, usage charges and hook-up and disconnection fees associated with Tenant's use of the HVAC Unit and Landlord shall have no liability therefor. All of the provisions of this Lease, including, without limitation, the insurance provisions set forth in Article XIII and the release and indemnification provisions in respect of Tenant's improvements set forth in Sections 8.2, 9.3,
15.1 and 15.2 hereof, shall apply and be applicable to Tenant's operation, maintenance and removal of the HVAC Unit.

                 (b) Tenant acknowledges and agrees that at the expiration or earlier termination of the Lease Term, Tenant, at Tenant's sole cost and expense, (i) shall cause a licensed contractor, approved in advance by Landlord, to remove from the Premises and the Building, as applicable, the following equipment: (A) one (1) four (4) ton HVAC unit, (B) One (1) five (5) ton HVAC unit, (C) one (1) pump in the penthouse area of the Building and (D) one (1) dry cooler which is located on the roof of the Building (A, B and C are referred to collectively herein as the "HVAC Equipment") and (ii) shall cause a licensed contractor, approved in advance by Landlord, to return the Premises and the heating, ventilation, air conditioning and all other systems servicing the Premises and the Building to the condition that they were in immediately prior to the installation or modification of equipment or such systems, reasonable wear and tear excepted. Tenant, at its sole cost and expense shall secure all necessary permits and approvals from all applicable governmental agencies with respect to the removal of the HVAC Equipment. During the Lease Term, Tenant shall comply with all Legal Requirements which relate to the HVAC Equipment or the use, maintenance, operation, or removal thereof, including those relating to or which necessitate structural changes or improvements or alteration, repair or removal of the HVAC Equipment, the Building or the Office Complex (collectively, the "Requirements"). If Tenant fails to comply with any Requirement or breaches the obligations stated in this Lease or if the presence of any Hazardous Material, as defined below, in the Building caused or permitted by Tenant results in contamination of the Building or if contamination by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage therefrom, then Tenant shall indemnify, defend and hold Landlord, its partners and its partners' partners and their employees, shareholders, officers and directors and the holder of any deed or trust secured by the Office Complex or the Building harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Building or the Office Complex, damages for the loss or restriction on use of the Building or the Office Complex and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of Tenant's failure to comply with any Requirement or as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of such failure to comply or because of Hazardous Material arising from, caused by or in any way related to the HVAC Equipment being present in the Building. For the purpose of this letter "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by the United States Government, the State of Maryland, Montgomery County or any other local or municipal governmental or quasi-governmental authority. Hazardous Material includes, without limitation, petroleum and all fractions thereof. Without limiting any of the foregoing, if the presence of any Hazardous Material in the Building caused or permitted by Tenant results in any contamination, Landlord, at Tenant's sole cost and expense, shall take all actions as are necessary to return the Office Complex and the Building to the condition existing prior to the introduction of any such Hazardous Material. Not more than three (3) business days after its receipt of any such notice, Tenant shall provide Landlord with a copy of any notice or other communication which Tenant receives from the United States Government, the State of Maryland, Montgomery County or any other local or municipal governmental or quasi-governmental authority regarding the HVAC Equipment or the violation of any Requirement.

                                  ARTICLE XII
                             INSPECTION BY LANDLORD

         12.1 Tenant will permit Landlord, or its agents or representatives, to enter the Premises, without charge therefor to Landlord and without diminution of the rent payable by Tenant, to examine, inspect and protect the Premises and the Office Complex, to make such alterations or repairs as in the sole judgment of Landlord may be deemed necessary, or to exhibit the same to prospective tenants during the last one hundred eighty (180) days of the Lease Term. In connection with any such entry, Landlord shall endeavor to provide twenty-four (24) hours prior to notice to Tenant (except in the case of an emergency) and to minimize the disruption to Tenant's use of the Premises.

                                  ARTICLE XIII
                                   INSURANCE

         13.1 Tenant shall not conduct or permit to be conducted any activity, or place any equipment in or about the Premises or the Building, which will in any way increase the rate of fire insurance or other insurance on the Building. If any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to any activity or equipment of Tenant in or about the Premises or the Building, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for the amount of such increase. Tenant shall reimburse Landlord for such amount upon written demand from Landlord and such sum shall be considered additional rent payable hereunder.

         13.2 Throughout the Lease Term, Landlord shall insure the Building of which the Premises are a part against loss due to fire and other casualties included in standard extended coverage insurance policies in an amount equal to at least 90% of the replacement cost thereof, exclusive of architectural and engineering fees, excavation, footings and foundations. Such insurance shall also cover the initial tenant improvements installed in the Premises by Landlord in accordance with Section 9.1 hereof, but shall not cover Tenant's furniture, fixtures, equipment or other personal property of Tenant on the Premises.

         13.3 Throughout the Lease Term, Tenant shall insure the contents of the Premises, including its furnishings, fixtures and equipment used or installed in the Premises by Tenant, and any other personal property of Tenant in the Premises, against loss due to fire and other casualties included in standard extended coverage insurance policies, in minimum amounts reasonably approved by Landlord from time to time, provided, however, that Tenant shall not be obligated to insure the contents of the Premises for more than the full replacement cost thereof. Throughout the Lease Term, Tenant shall obtain and maintain comprehensive public liability insurance in a company or companies licensed to do business in the State of Maryland and reasonably approved by Landlord. Such insurance shall be for coverage equivalent to a comprehensive single limited policy of not less than Two Million Dollars ($2,000,000.) and shall be issued for a minimum term of one (1) year. In addition, said policies of insurance shall name Landlord, including the constituent partners of Landlord, Boston Properties, Inc. as managing agent of the Office Complex, and, if requested, the holder of any mortgage or deed of trust secured by the Office Complex as additional insureds. If requested by Landlord, receipts or certificates evidencing payment of the premiums for such insurance shall be delivered by Tenant at least annually. Each such policy shall contain an endorsement prohibiting cancellation or reduction of coverage without first giving Landlord and the holder of any mortgage or deed of trust on the Building at least thirty (30) days' prior written notice of such proposed action.

         13.4 Tenant hereby waives its right of recovery against Landlord and releases Landlord from any claim arising out of losses, claims, casualties or other damages for which Landlord may otherwise be liable to the extent Tenant is either required to maintain insurance pursuant to this Article XIII or receives insurance proceeds on account thereof. Landlord hereby waives its right of recovery against Tenant and releases Tenant from any claim arising out of losses, claims, casualties or other damages for which Tenant may otherwise be liable to the extent Landlord is either required to maintain insurance pursuant to this Article XIII or receives insurance proceeds on account thereof. Each policy obtained by the either party pursuant to the provisions of this Article XIII shall include a waiver of the insurer's right of subrogation against the other party, and shall contain an endorsement to the effect that any loss payable under such policy shall be payable notwithstanding any act or negligence of such other party, or its agents, contractors or employees, which might, absent such agreement, result in the forfeiture of payment for such loss.

                                  ARTICLE XIV
                             SERVICES AND UTILITIES

         14.1 Landlord shall furnish to the Premises year-round ventilation and air conditioning and heat during the seasons when they are required, as determined in Landlord's reasonable judgment. Landlord shall also provide reasonably adequate electricity, water, exterior window-cleaning service, and char and janitorial service after 6:00 p.m. on Monday through Friday only (excluding legal holidays), as determined in Landlord's reasonable judgment, and in accordance with standards customarily provided in first class office buildings in the Bethesda, Maryland area. Landlord will also provide elevator service; provided, however, that Landlord shall have the right to remove elevators from service as may be required for moving freight, or for servicing and maintaining the elevators or the Office Complex. At least one elevator cab shall be available for use by Tenant at all times. The normal hours of operation of the Office Complex will be 7:30 a.m. to 7:00 p.m. on Monday through Friday (except legal holidays), and 8:00 a.m. to 2:00 p.m. on Saturday (except legal holidays). There will be no normal hours of operation of the Office Complex on Sundays or legal holidays and Landlord shall not be obligated to maintain or operate the Office Complex at such times unless special arrangements are made by Tenant. The services and utilities required to be furnished by Landlord, other than electricity and water, will be provided only during the normal hours of operation of the Office Complex, except as otherwise specified herein. It is agreed that if Tenant requires air conditioning or heat beyond the normal hours of operation set forth herein, Landlord will furnish such air conditioning or heat, provided Tenant gives Landlord's agent sufficient advance notice of such requirement and Tenant agrees to pay for the cost of such extra service as additional rent in accordance with Landlord's then current schedule of costs and assessments for such extra service. Landlord agrees to provide an access system in the Office Complex comparable to access systems in first class office buildings in the Bethesda, Maryland area, which shall permit Tenant to have access to the Premises on a 24-hour, seven-days-a-week basis.

         14.2 It is understood and agreed that Landlord shall not have any liability to Tenant whatsoever as a result of Landlord's failure or inability to furnish any of the utilities or services required to be furnished by Landlord hereunder, whether resulting from breakdown, removal from service for maintenance or repairs, strikes, scarcity of labor or materials, acts of God, governmental requirements or from any other cause whatsoever. Any such failure or inability to furnish the utilities or services required hereunder shall not be considered an eviction, actual or constructive, of Tenant from the Premises, or a violation of the covenant of quiet enjoyment and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder.

         14.3    (a)      Notwithstanding provisions of Section 14.2 to the
contrary, if (i) the services described in Section 14.1 hereof are interrupted for a period of more than ten (10) consecutive business days, (ii) Landlord has not commenced or is not diligently pursuing curing such interruption, (iii) such interruption is not the result of strikes, unavailability of parts or other materials, or any other cause beyond Landlord's control, and (iv) such interruption renders all or a substantial portion of the Premises unusable by Tenant, then Tenant shall be entitled to a pro rata abatement of rent beginning on the eleventh (11th) consecutive business day that the Premises are unusable and continuing until the use of all or a substantial portion of the Premises is restored to Tenant.

                 (b) Landlord will use its reasonable and good faith efforts (including, in Landlord's sole discretion, reasonable expenditures of money) to cause the restoration of any interrupted utility services; further, should any equipment or machinery in the Building break down so as to render the Premises unusable by Tenant, Landlord shall promptly repair or replace it (subject to delays which result from strikes, unavailability of parts or other materials, or other matters beyond Landlord's control).

         14.4 The parties hereto agree to comply with all mandatory and voluntary energy conservation controls and requirements applicable to office buildings that are imposed or instituted by any public authority, including but not limited to, controls on the permitted range of temperature settings in office buildings, and requirements necessitating curtailment of the volume of energy consumption or the hours of operation of the Office Complex. Any terms or conditions of this Lease that conflict or interfere with compliance with such controls or requirements shall be suspended for the duration of such controls or requirements. Compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of Tenant from the Premises or a violation of the covenant of quiet enjoyment and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder.

         14.5 Tenant shall reimburse Landlord as additional rent for any excess water usage in the Premises. "Excess water usage" shall mean the excess of Tenant's water usage during any billing period for water services over the estimated average water usage during the same period for other tenants of the Office Complex, as computed by Landlord. Landlord agrees that normal office use of the existing improvements in the Premises and any improvements to the Premises shown on the Space Plan which utilize water, shall be considered standard water usage.

                                   ARTICLE XV
                             LIABILITY OF LANDLORD

         15.1 Landlord shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests for any damage, injury, loss, compensation or claim, including, but not limited to, claims for the interruption of or loss to Tenant's business, based on, arising out of or resulting from any cause whatsoever, including but not limited to the following: repairs, or lack thereof, to any portion of the Premises or the Office Complex; interruption in the use of all or any part of the Premises; any accident or damage resulting from the use or operation (by Landlord, Tenant or any other person or persons) of elevators, or of the heating, cooling, commuinications, electrical or plumbing equipment or apparatus; the termination of this Lease by reason of the destruction of the Premises, the Building or the Office Complex; any fire, robbery, theft, mysterious disappearance or any other casualty; the actions of any other tenants of the Office Complex or of any other person or persons; and any leakage in any part or portion of the Premises or the Office Complex, or from water, rain or snow that may leak into, or flow from, any part of the Premises or the Office Complex, or from drains, pipes or plumbing fixtures in the Office Complex. Any goods, property or personal effects stored or placed by Tenant or its employees in or about the Premises or Office Complex shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. It is understood that the employees of Landlord are prohibited from receiving any packages or other articles delivered to the Office Complex for Tenant, and if any such employee receives any such package or articles, such employee shall be acting as the agent of Tenant for such purposes and not as the agent of Landlord. Notwithstanding the foregoing provisions of this Section 15.1, Landlord shall not be released from liability to Tenant for damage or injury caused by the wilful misconduct or negligence of Landlord, its employees or agents; provided, however, in no event shall Landlord have any liability to Tenant for any claims based on the interruption of or loss to Tenant's business or for any indirect losses or any consequential damages whatsoever.

         15.2 To the extent permitted by law, Tenant hereby agrees to indemnify and hold Landlord harmless from and against all costs, damages, claims, liabilities and expenses (including, but not limited to, attorneys' fees and any costs of litigation) suffered by or claimed against Landlord, directly or indirectly, based on, arising out of or resulting from (i) Tenant's use and occupancy of the Premises or the business conducted by Tenant therein,
(ii) any accident, injury or damage whatsoever caused to any person, or the property of any person, occurring on or about the Premises during the Lease Term, except for the gross negligence or wilful misconduct of Landlord, its employees and agents, (iii) any act or omission to act by Tenant or its employees, contractors, agents, licensees, or invitees, (iv) any breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease or
(v) the towing of any car or other vehicle as provided in Section 24.4 hereof.

         15.3 In the event that at any time Landlord shall sell or transfer title to the Building or the Office Complex, provided the purchaser or transferee assumes the obligations of Landlord hereunder, Landlord named herein shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring on or after the date of such sale or transfer. Furthermore, Tenant agrees to attorn to any such purchaser or transferee upon all the terms and conditions of this Lease.

         15.4 In the event that at any time during the Lease Term Tenant shall have a claim against Landlord, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any rent or other sums payable to Landlord hereunder, it being understood that Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.

         15.5 Tenant agrees that in the event Tenant is awarded a money judgment against Landlord, Tenant's sole recourse for satisfaction of such judgment shall be limited to execution against the estate and interest of Landlord in the Office Complex. In no event shall any other assets of Landlord, any partner of Landlord, or any other person or entity be available to satisfy, or be subject to, such judgment nor shall any partner of Landlord or any other person or entity be held to have any personal liability for satisfaction of any claims or judgments that Tenant may have against Landlord or any constituent partner of Landlord in such partner's capacity as a partner of Landlord.

                                  ARTICLE XVI
                             RULES AND REGULATIONS

         16.1 Tenant and its agents, employees, invitees, licensees, customers, clients, family members, guests and permitted subtenants shall at all times abide by and observe the rules and regulations attached hereto as Exhibit C. In addition, Tenant and its agents, employees, invitees, licensees, customers, clients, family members, guests and permitted subtenants shall abide by and observe all other rules or regulations that Landlord may promulgate from time to time for the operation and maintenance of the Office Complex, provided that notice thereof is given to Tenant and such rules and regulations are not inconsistent with the provisions of this Lease. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules or regulations by any other tenant or its employees, agents, business invitees, licensees, customers, clients, family members or guests. Landlord shall use its best efforts to enforce all such rules and regulations, including any exceptions thereto, uniformly and in a manner which does not discriminate against Tenant, or increase Tenant's monetary obligations under this Lease, although it is understood that Landlord may grant exceptions to such rules and regulations in circumstances in which it reasonably determines such exceptions are warranted. If there is any inconsistency between this Lease and the Rules and Regulations set forth in Exhibit C, this Lease shall govern.

                                  ARTICLE XVII
                             DAMAGE OR DESTRUCTION

         17.1 If, during the Lease Term, the Premises or the Building are totally or partially damaged or destroyed from any cause, thereby rendering the Premises totally or partially inaccessible or unusable, Landlord shall diligently (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) restore and repair the Premises and the Building to substantially the same condition they were in prior to such damage; provided, however, if in the sole and reasonable judgment of Landlord the repairs and restoration cannot be completed within one hundred twenty (120) days after the occurrence of such damage, including the time needed for removal of debris, preparation of plans and issuance of all required governmental permits, Landlord shall have the right, at its sole option, to terminate this Lease by giving written notice of termination to Tenant within forty-five (45) days after the occurrence of such damage. Landlord shall use reasonable efforts not to discriminate against Tenant in determining whether to exercise its right to terminate this Lease in accordance with the provisions of this Section 17.1. Landlord agrees that it will make its determination regarding the time needed to make such repairs and restoration and whether it intends to repair such damage promptly after the occurrence of such damage. If Landlord determines (a) that the repairs and restoration can be substantially completed within one hundred twenty (120) days of such damage or destruction or (b) that such repair or restoration cannot be substantially completed within such one hundred twenty
(120) day period but Landlord does not elect to terminate the Lease pursuant to this Section 17.1, then, in either such event, Landlord shall notify Tenant, within ten (10) days of the date it makes its determination, of the date by which Landlord estimates it will substantially complete the repairs and restoration.

         17.2 If Landlord determines, in its sole but reasonable judgment, that the repairs and restoration cannot be substantially completed within one hundred fifty (150) days after the date of such damage or destruction, and provided Landlord does not elect to terminate this Lease pursuant to Section
17.1 above, Landlord shall promptly notify Tenant of such determination. For a period of thirty (30) days after receipt of such determination, Tenant shall have the right to terminate this Lease by providing written notice to Landlord. If Tenant does not elect to terminate this Lease within such thirty (30) day period, and provided that Landlord has not elected to terminate this Lease, Landlord shall proceed to repair and restore the Premises (including the means of access thereto) and the Building. Notwithstanding the foregoing, Tenant shall not have the right to terminate this Lease if the act or omission of Tenant, or any of its employees, agents, licensees, subtenants, customers, clients, family members or guests, shall have caused the damage or destruction.

         17.3    If this Lease is terminated pursuant to Section 17.1 or
Section 17.2 above, all rent payable hereunder shall be apportioned and paid to the effective date of the occurrence of such damage or destruction, and Tenant shall have no further rights or remedies as against Landlord pursuant to this Lease, or otherwise. If this Lease is not terminated as a result of such damage, and provided that such damage was not caused by the act or omission to act of Tenant, or any of its employees, agents, licensees, subtenants, invitees, customers, clients, family members or guests, until the repair and restoration of the Premises is completed Tenant shall be required to pay base rent and additional rent only for that part of the Premises that Tenant is reasonably able to use for its business purpose while repairs are being made, based on the ratio that the amount of usable Net Rentable Area bears to the total Net Rentable Area in the Premises. Landlord shall bear the costs and expenses of repairing and restoring the Premises, except that if such damage or destruction was caused by the act or omission to act of Tenant, or any of its employees, agents, licensees, subtenants, invitees, customers, clients, family members or guests, upon written demand from Landlord, Tenant shall pay to Landlord as additional rent the amount by which such costs and expenses exceed the insurance proceeds, if any, received by Landlord on account of such damage or destruction. Provided, however, that Landlord shall not be obligated to restore the Premises if the estimated cost of such restoration, as prepared by Landlord's architect, exceeds the amount of insurance proceeds available to Landlord for such restoration by more than 10% of such amount.

         17.4    If Landlord repairs and restores the Premises as provided in
Section 17.1, Landlord shall not be required to repair or restore any decorations, alterations or improvements to the Premises previously made by or at the expense of Tenant or any trade fixtures, furnishings, equipment or personal property belonging to Tenant. It shall be Tenant's sole responsibility to repair and restore all such items.

         17.5 Notwithstanding anything to the contrary contained herein, if the Building is damaged or destroyed from any cause to such an extent that the costs of repairing and restoring the Building would exceed fifty percent (50%) of the replacement value of the Building, whether or not the Premises are damaged or destroyed, Landlord shall have the right to terminate this Lease by written notice to Tenant, provided the leases of all other tenants in the Building are similarly terminated. This right of termination shall be in addition to any other right of termination provided in this Lease.

                                 ARTICLE XVIII
                                  CONDEMNATION

         18.1 If the whole or a substantial part (as hereinafter defined) of the Premises, or the use or occupancy of the Premises, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose including a sale thereof under threat of such a taking), then this Lease shall terminate on the date title thereto vests in such governmental or quasi-governmental authority, and all rent payable hereunder shall be apportioned as of such date. If less than a substantial part of the Premises, or the use or occupancy thereof, is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), this Lease shall continue in full force and effect, but the base rent and additional rent thereafter payable hereunder shall be equitably adjusted (on the basis of the ratio of the number of square feet of Net Rentable Area taken to the total Net Rentable Area in the Premises prior to such taking) as of the date title vests in the governmental or quasi-governmental authority. For purposes of this
Section 18.1, a
substantial part of the Premises shall be considered to have been taken if more than one-third (1/3) of the Premises is rendered unusable as a result of such taking.

         18.2 All awards, damages and other compensation paid by the condemning authority on account of such taking or condemnation (or sale under threat of such a taking) shall belong to Landlord, and Tenant hereby assigns to Landlord all rights to such awards, damages and compensation. Tenant agrees not to make any claim against Landlord or the condemning authority for any portion of such award or compensation attributable to damages to the Premises, the value of the unexpired term of this Lease, the loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense and for relocation expenses, provided that such claim does not in any way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation.

                                  ARTICLE XIX
                               DEFAULT BY TENANT

         19.1 The occurrence of any of the following shall constitute a default by Tenant under this Lease:

                 (a) If Tenant shall fail to pay any installment of base rent or additional rent when due, or shall fail to pay when due any other payment required by this Lease and such failure shall remain uncured for a period of five (5) days after Landlord notifies Tenant, in writing, of such failure; provided, however, that Landlord shall not be required to give Tenant more than two (2) such written notices in any twelve (12) month period.

                 (b) If Tenant shall violate or fail to perform any other term, condition, covenant or agreement to be performed or observed by Tenant under this Lease and such violation or failure shall continue uncured for a period of twenty (20) days after Landlord notifies Tenant in writing specifying, in reasonable detail, the nature of such violation or failure. If such violation or failure is not capable of being cured within such twenty (20) day period, Tenant shall not be deemed to be in default hereunder if Tenant commences curative action within such twenty (20) day period and proceeds diligently and in good faith thereafter to cure such violation or failure until completion.

                 (c)      If Tenant shall abandon the Premises.

                 (d) If an Event of Bankruptcy, as defined in Section 20.1 of this Lease, shall occur.

                 (e) The occurrence of the event described in the last clause of Section 7.5(a) hereof.

                 (f) The failure to maintain any insurance required to be maintained by Tenant under the terms and conditions of this Lease.

         19.2 If Tenant shall be in default under this Lease, Landlord shall have the right, at its sole option, to terminate this Lease. With or without terminating this Lease, Landlord may re-enter and take possession of the Premises and the provisions of this Article XIX shall operate as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the State of Maryland, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to the right of Landlord to recover from Tenant all rent and other sums due under this Lease. Whether or not this Lease is terminated by reason of Tenant's default, Landlord shall use reasonable efforts to relet the Premises for such rent and upon such terms as are not unreasonable under the circumstances, and if the full rental provided herein plus the costs, expenses and damages hereafter described shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in base rent and additional rent, reasonable attorneys' fees, brokerage fees, and the expenses of placing the Premises in first class rentable condition. Provided Landlord shall have made reasonable efforts to relet the Premises as required by the preceding sentence, Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or any failure to collect any rent due or accrued upon such reletting (provided, however, that Landlord shall endeavor to act diligently in collecting any rent due or accrued upon such reletting), to the end and intent that Landlord may elect to hold Tenant liable for the base rent, additional rent, and any and all other items of cost and expense which Tenant shall have been obligated to pay throughout the remainder of the Lease Term. Notwithstanding anything to the contrary in this Section 19.2, Tenant expressly acknowledges that Landlord's agreement to use reasonable efforts to relet the Premises shall in no event limit, restrict or prejudice Landlord's right to lease all other vacant space in the Office Complex prior to reletting the Premises. Any damages or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive reletting, or, at Landlord's option, may be deferred until the expiration of the Lease Term, in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of the Lease Term. The provisions contained in this Section
19.2 shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease.

         19.3 All rights and remedies of Landlord set forth herein are in addition to all other rights and remedies available to Landlord at law or in equity. All rights and remedies available to Landlord hereunder or at law or in equity are expressly declared to be cumulative. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any default by Tenant hereunder or of any of Landlord's rights or remedies in connection therewith. Landlord shall not be deemed to have waived any default by Tenant hereunder unless such waiver is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to specific circumstances described in such written waiver.

         19.4 If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, neither shall the same constitute a waiver of default or of any other covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder, except as otherwise provided in such compromise or settlement. Neither the payment by Tenant of a lesser amount than the installments of base rent, additional rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other sums or to pursue any other remedy available to Landlord. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

         19.5 If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. If Landlord elects to make such payment or do such act, all costs and expenses incurred by Landlord, plus interest thereon at the rate per annum which is two percent (2%) higher than the "prime rate" then being charged by Riggs National Bank of Washington, D.C., from the date paid by Landlord to the date of payment thereof by Tenant, shall be immediately paid by Tenant to Landlord; provided however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. The taking of such action by Landlord shall not be considered as a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default.

         19.6 If Tenant fails to make any payment of base rent or of additional rent on or before the date such payment is due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such payment. In addition, such payment shall bear interest at the rate per annum which is two percent (2%) higher than the "prime rate" then being charged by Riggs National Bank of Washington, D.C. from the date such payment became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute additional rent due and payable hereunder with the next installment of base rent due hereunder. Landlord will not exercise its right to impose the sums described in this Section 19.6 if such late payments are no later than five (5) days past due and such late payments occur no more than two (2) times in any twelve (12) month period.

         19.7 Landlord shall have a lien upon, and Tenant hereby grants to Landlord a security interest in all personal property which may be found in and upon the Premises (except that Landlord shall have no and hereby expressly waives any lien against Tenant's files, workpapers, business records or confidential client-related business papers and Tenant's telephone system) and equipment of Tenant located in the Premises, as security for the payment of all rent and the performance of all other obligations of Tenant required by this Lease; provided, however, that Landlord agrees that it shall not exercise its right to collect under the lien granted hereby unless and until Tenant is in default, beyond any applicable notice and cure provision, under any of the terms and provisions of this Lease. Landlord agrees to subordinate such lien and security interest in Tenant's personal property and equipment to any lien or security interest granted by Tenant to any lender as security for any indebtedness incurred for the sole purpose of financing the purchase of any such equipment or personal property; provided, however, that the secured party shall agree to promptly repair any and all damages to the Premises and/or the Office Complex that occurs if the secured party removes its collateral from the Premises. In order to perfect and enforce said lien and security interest, Tenant agrees to execute all required financing statements. At any time after a default by Tenant hereunder, beyond any applicable notice and cure period and the termination of this Lease by Lender as a result thereof, Landlord may seize and take possession of any and all personal property and equipment belonging to Tenant which may be found in and upon the Premises (except that Landlord shall have no and hereby expressly waives any lien against Tenant's files, workpapers, business records or confidential client-related business papers and Tenant's telephone system). If Tenant fails to redeem the personal property and equipment so seized by payment of all sums due Landlord under and by virtue of this Lease, Landlord shall have the right, after twenty (20) days' written notice to Tenant, to sell such personal property and equipment so seized at public or private sale and upon such terms and conditions as to Landlord may appear advantageous. After the payment of all proper charges incident to such sale, the proceeds thereof shall be applied to the payment of any and all sums due to Landlord pursuant to this Lease. In the event there shall be any surplus remaining after the payment of all sums due to Landlord, such surplus shall be paid over to Tenant.

                                   ARTICLE XX
                                   BANKRUPTCY

         20.1    The following shall be Events of Bankruptcy under this Lease:

                 (a) Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code"), or under the insolvency laws of any state, district, commonwealth or territory of the United States (the "Insolvency Laws");

                 (b) The appointment of a receiver or custodian for any or all of Tenant's property or assets, or the institution of a foreclosure action upon any of Tenant's real or personal property;

                 (c) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

                 (d) The filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (i) is not dismissed within thirty (30) days of filing, or (ii) results in the issuance of an order for relief against the debtor; or

                 (e) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

         20.2 (a) Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available to Landlord pursuant to Article XIX, provided that while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending and only for so long as Tenant or its Trustee in Bankruptcy (hereafter referred to as "Trustee") is in compliance with the provisions of Sections 20.2(b), (c) and (d) below, Landlord shall not exercise its rights and remedies pursuant to Article XIX.

                 (b) In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease pursuant to Section 20.2(a) shall be subject to the rights of the Trustee to assume or assign this Lease. Trustee shall not have the right to assume or assign this Lease unless Trustee promptly (i) cures all defaults under this Lease, (ii) compensates Landlord for monetary damages incurred as a result of such defaults, and (iii) provides adequate assurance of future performance on the part of Tenant as debtor in possession or on the part of the assignee tenant.

                 (c) Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as used in Section 20.2(b) above, shall mean that all of the following minimum criteria must be met: (i) Tenant's gross receipts in the ordinary course of business during the thirty (30) day period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two (2) times greater than the next monthly installment of annual base rent and additional rent due under this Lease; (ii) both the average and median of Tenant's gross receipts in the ordinary course of business during the six (6) month period immediately preceding the initiation of the case under the Bankruptcy Code must be at least (2) times greater than the next monthly installment of annual base rent and additional rent due under this Lease; (iii) Tenant must pay its estimated pro rata share of the cost of all services provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of the annual base rent), in advance of the performance or provision of such services; (iv) Trustee must agree that Tenant's business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted on the Premises; (v) Trustee must agree that the use of the Premises as stated in this Lease will remain unchanged and that no prohibited use shall be permitted; (vi) Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the Office Complex; (vii) Trustee must pay to Landlord at the time the next monthly installment of annual base rent is due under this Lease, in addition to such installment of annual base rent, an amount equal to the monthly installments of annual base rent and additional rent due under this Lease for the next six (6) months under this Lease, said amount to be held by Landlord in escrow until either Trustee or Tenant defaults in its payment of rent or other obligations under this Lease (whereupon Landlord shall have the right to draw on such escrowed funds) or until the expiration of this Lease (whereupon the funds shall be returned to Trustee or Tenant); and (viii)

Tenant or Trustee must agree to pay to Landlord at any time Landlord is authorized to and does draw on the escrow account the amount necessary to restore such escrow account to the original level required by Section 20.2(c)(vii).

                 (d) In the event Tenant is unable to (i) cure its defaults, (ii) reimburse the Landlord for its monetary damages, (iii) pay the rent due under this Lease and all other payments required of Tenant under this Lease on time (or within five (5) days of the due date) or (iv) meet the criteria and obligations imposed by Section 20.2(c) above, Tenant agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with
Section 20.2(a) above.

                                 ARTICLE XXI
                                SUBORDINATION

         21.1 This Lease is subject and subordinate to the lien of any and all mortgages (which term "mortgages" shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now encumber the Building or the Office Complex, and to any and all renewals, extensions, modifications, recastings or refinancings thereof. This Lease shall also be subject and subordinate to the lien of (i) any new first mortgage that hereafter may encumber the Building or the Office Complex, and (ii) any second or junior mortgages that may hereafter encumber the Building or the Office Complex, provided the holder of the first mortgage consents to such subordination. At any time after the execution of this Lease, the holder of any mortgage to which this Lease is subordinate shall have the right to declare this Lease to be superior to the lien of such mortgage and Tenant agrees to execute all documents reasonably required by such holder in confirmation thereof; provided, however, that such declaration shall not void any non-disturbance agreement entered into between such holder and Tenant, unless otherwise agreed to in writing by holder and such Tenant.

         21.2 In confirmation of the foregoing subordination, Tenant shall, at Landlord's request, promptly execute any requisite or appropriate certificate or other document. In the event Tenant does not execute and deliver any requisite or appropriate certificate or other document within ten (10) days of Landlord's written request therefor, Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or other document for or on behalf of Tenant. Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage encumbering the Building or the Office Complex, Tenant shall attorn to the purchaser at such foreclosure sale, if requested to do so by such purchaser, and shall recognize such purchaser as the landlord under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure proceeding is prosecuted or completed. Tenant agrees that upon such attornment, such purchaser shall not (a) be bound by any payment of annual base rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease but only to the extent such prepayments have been delivered to such purchaser, (b) be bound by any amendment of this Lease made without the consent of any lender providing construction or permanent financing for the Office Complex, (c) be liable for damages for any act or omission of any prior landlord or (d) be subject to any offsets or defenses which Tenant might have against any prior landlord, provided, however, that after succeeding to Landlord's interest under this Lease, such purchaser shall perform in accordance with the terms of this Lease all obligations of Landlord arising after the date such purchaser acquires title to the Office Complex. Landlord agrees to use reasonable efforts to obtain the required consent of any Lender providing financing for the Office Complex to any amendment to this Lease, where such consent is required. Upon request by such purchaser, Tenant shall execute and deliver an instrument or instruments confirming its attornment.

         21.3    (a)      After receiving notice from any person, firm or other
entity that it holds a mortgage, deed of trust or a ground lease on the Building, or the land on which the Building is situated or the Office Complex, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder, trustee, or ground lessor; provided, however, that Tenant shall have been furnished with the name and address of such holder, trustee or ground lessor. The curing of any of Landlord's defaults by such holder, trustee or ground lessor shall be treated as performance by Landlord, but nothing herein contained in this
Article XXI shall obligate or be deemed to obligate such holder, trustee or groundlessor to cure any of Landlord's defaults.

                 (b) In addition to the time afforded Landlord for the curing of any default, any such holder, trustee, or ground lessor shall have an additional thirty (30) days after the expiration of the period allowed to Landlord for the cure of any such default within which to commence a cure.

                 (c) In the event that any lender providing construction or permanent financing or any refinancing for the Building or the Office Complex requires, as a condition of such financing, that modifications to this Lease be obtained, and provided that such modifications (i) are reasonable,
(ii) do not adversely affect in a material manner Tenant's use and occupancy of the Premises as herein permitted, (iii) do not increase the rent and other sums to be paid by Tenant hereunder, (iv) do not reduce the services provided to Tenant under this Lease, (v) do not materially decrease Landlord's obligations under this Lease, (vi) do not materially affect the rights and obligations of Tenant under this Lease, (vii) do not impose additional obligations on Tenant, monetary or otherwise, (viii) do not discriminate against Tenant vis-a-vis any other tenant in the Building, (ix) do not affect the rentable area of the Premises, including Tenant's expansion rights hereunder or the method of calculating the rentable area of the Premises and (x) do not affect the Lease Term, including the right of renewal set forth in Rider No. 1 to this Lease. Landlord may submit to Tenant a written amendment to this Lease incorporating such required changes, and Tenant hereby covenants and agrees to execute, acknowledge and deliver such amendment to Landlord within twenty (20) days of Tenant's receipt thereof. Landlord may submit to Tenant a written amendment to this Lease incorporating such required changes, and Tenant hereby covenants and agrees to execute, acknowledge and deliver such amendment to Landlord within ten (10) days of Tenant's receipt thereof.

                 (d) Landlord hereby advises Tenant that Landlord shall use its reasonable efforts to obtain from any future holder of any mortgage or deed of trust secured by the Office Complex, on such holder's standard form, a non-disturbance agreement in favor of Tenant to the end and intent that as long as Tenant pays all rent when due and punctually observes all other covenants and obligations on its part to be observed under the Lease, the terms and conditions of this Lease shall continue in full force and effect and Tenant's possession, use and occupancy of the Premises shall not be disturbed during the term of this Lease by the holder of such mortgage or deed of trust or by any purchaser upon foreclosure of such mortgage or deed of trust.

                                  ARTICLE XXII
                                  HOLDING OVER

         22.1 In the event that Tenant shall not immediately surrender the Premises on the date of the expiration of the Lease Term, Tenant shall become a tenant by the month at a base rent and additional rent equal to one hundred fifty percent (150%) of the base rent and all additional rent in effect during the last month of the Lease Term. Said monthly tenancy shall commence on the first day following the expiration of the Lease Term. As a monthly tenant, Tenant shall be subject to all the terms, conditions, covenants and agreements of this Lease. Tenant shall give to Landlord at least thirty (30) days' written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days' written notice to quit the Premises, unless Tenant is in default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this Section 22.1, in the event that Tenant shall hold over after the expiration of the Lease Term, and if Landlord shall desire to regain possession of the Premises promptly at the expiration of the Lease Term, then at any time prior to Landlord's acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the Premises by any legal process in force in the State of Maryland.

                                 ARTICLE XXIII
                             COVENANTS OF LANDLORD

         23.1 Landlord covenants that it has the right to make this Lease for the term aforesaid, and that if Tenant shall pay all rent when due and punctually perform all the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall, during the term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of Section 23.2 hereof. Tenant acknowledges and agrees that its leasehold estate in and to the Premises vests on the date this Lease is executed, notwithstanding that the term of this Lease will not commence until a future date.

         23.2 Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant):
(i) to change the street address and/or name of the Building or the Office Complex and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Office Complex, provided such changes to not materially and adversely interfere with Tenant's use or occupancy of the Premises; (ii) to erect, use and maintain pipes and conduits in and through the Premises, provided that Landlord shall use its reasonable efforts to minimize the disruption to Tenant's use and occupancy of the Premises and provided such changes do not materially or adversely interfere with Tenant's use or occupancy of the Premises; and (iii) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Office Complex; provided, however, that such right shall not preclude Tenant from using the Premises for the conduct of its business. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, a violation of the covenant of quiet enjoyment or a disturbance or interruption of the business of Tenant or of Tenant's use or occupancy of the Premises.

         23.3 Landlord represents that as of the date of this Lease, to the best of its actual knowledge, the common and public areas of the Office Complex within Landlord's exclusive control are not in violation of any Legal Requirement, including, without limitation, the Americans with Disabilities Act of 1990.

                                  ARTICLE XXIV
                                    PARKING

         24.1    (a)      During the Lease Term, upon the request of Tenant,
Landlord agrees to make available to Tenant and its employees and to Tenant's permitted subtenants monthly parking permits in an amount not to exceed three
(3) parking permits for each 1,000 square feet of Net Rentable Area in the Premises for the parking of standard-sized passenger automobiles in the garage beneath the Office Complex (the "Garage") or in the surface parking areas of the Office Complex not designated for the exclusive use of particular tenants in the Office Complex, such permits to be used for surface or Garage parking at Landlord's sole discretion.

                 (b) During the first (1st) two (2) Lease Years of the Lease Term, the parking permits referred to in Section 24.1(a) above shall be provided to Tenant at no charge except that Tenant shall pay, as additional rent, its proportionate share of Operating Expenses attributable to the operation, management and maintenance of the Garage and surface parking areas as more specifically provided in Article IV above.

                 (c) Commencing on the first (1st) day of the third (3rd) Lease Year, the charge for permits in the surface lot and the charge for permits in the Garage shall be the prevailing rate charged from time to time by Landlord or the operator of the Garage.

                 (d) If Tenant desires additional parking permits in excess of three (3) parking permits for each 1,000 square feet of Net Rentable Area in the Premises, the charge for such additional permits shall be the prevailing rate charged from time to time by Landlord or the operator of the Garage. Notwithstanding the foregoing, Landlord does not guarantee the availability of such monthly parking permits to Tenant following the first
(1st) Lease Year if and to the extent that

Tenant does not notify Landlord of its desire to use or to purchase, as applicable, such monthly parking permits during the first (1st) Lease Year.

         24.2 It is understood and agreed that the Garage and the surface parking areas of the Office Complex will be operated on a self-parking basis and no specific parking spaces will be allocated for use by Tenant. Each user of the Garage and the surface parking areas not designated for the exclusive use of particular tenants of the Office Complex will have the right to park in any available stall in accordance with regulations of uniform applicability promulgated for all users of the Garage and the surface parking areas by Landlord or the Garage operator.

         24.3 Tenant agrees that it and its employees shall observe reasonable safety precautions in the use of the Garage and the surface parking areas and shall at all times abide by all rules and regulations promulgated by Landlord or the Garage operator governing the use of the Garage and the surface parking areas, including the requirement that an identification or parking sticker shall be displayed at all times in all cars parked in the Garage or the surface parking areas. Any car not displaying such a sticker may be towed away at the car owner's expense.

         24.4 The Garage and the surface parking areas will remain open on Monday through Friday (excluding legal holidays) during the normal hours of operation of the Office Complex on such days. Landlord reserves the right to close the Garage or the surface parking areas during periods of unusually inclement weather. At all times when the Garage or the surface parking areas are closed, monthly permit holders shall be afforded access to the Garage or the surface parking areas by means of a magnetic card or other procedure provided by Landlord or the Garage operator.

         24.5 It is understood and agreed that the Landlord does not assume any responsibility for, and shall not be held liable for, any damage or loss to any automobiles parked in the Garage or the surface parking areas or to any personal property located therein, or for any injury sustained by any person in or about the Garage or the surface parking areas.

                                  ARTICLE XXV
                               GENERAL PROVISIONS

         25.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Office Complex except as herein expressly set forth, and no rights, privileges, easements or licenses are being acquired by Tenant except as herein expressly set forth.

         25.2 Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

         25.3 Landlord recognizes Grubb & Ellis as the broker procuring this Lease and shall pay said broker a commission pursuant to a separate agreement between said broker and Landlord. Landlord and Tenant each represents and warrants to the other that, except as provided in the preceding sentence neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Lease. Tenant shall indemnify and hold Landlord harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by Tenant or with whom Tenant has dealt in connection with this Lease other than the broker named in the first sentence of this Section 25.3.

         25.4 Tenant agrees, at any time and from time to time, upon not less than ten (10) days' prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant, (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default, (iv) stating the address to which notices to Tenant are to be sent, and (v) stating such other information as may be reasonably requested by Landlord. Any such statement delivered by Tenant may be relied upon by any owner of the Building or the Office Complex or the land upon which they are situated, any prospective purchaser of the Building or the Office Complex or such land, any mortgagee or prospective mortgagee of the Building or the Office Complex or such land or of Landlord's interest therein, or any prospective assignee of any such mortgagee.

         25.5 This Lease is subject to and conditioned upon the execution by Landlord and U.S. Assist, Inc. ("USAI"), on or before May 30, 1998, of an agreement (the "USAI Agreement") terminating the Lease Agreement between Landlord and USAI with respect to the Premises on terms and conditions acceptable to Landlord in its sole discretion. In the event Landlord and USAI fail to execute the USAI Agreement on or before May 30, 1998, this Lease shall terminate, shall be null and void, shall be of no force or effect and the parties shall be released and discharged from further liabilities, obligations or responsibilities hereunder and Landlord will return to Tenant all sums paid to Landlord in accordance with Section 3.1 above.

         25.6 All notices or other communications required hereunder shall be in writing and shall be deemed duly given if delivered in person (with receipt therefor), or if sent by a nationally recognized overnight delivery service (with return receipt therefor) or if sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses:
(i) if to Landlord at c/o Boston Properties, Inc., 500 E Street, S.W., Washington, D.C. 20024, with a copy to Boston Properties, Inc., 8 Arlington Street, Boston, Massachusetts 02116; (ii) if to Tenant, to the Premises, except that prior to the Lease Commencement Date, notices to Tenant shall be sent to such address as Tenant shall designate and inform Landlord. Either party may change its address for the giving of notices by notice given in accordance with this Section.

         25.7 If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

         25.8 Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

         25.9 The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns, subject to the provisions hereof restricting assignment or subletting by Tenant.

         25.10 This Lease contains and embodies the entire agreements of the parties hereto and supersedes all prior agreements, negotiations and discussions between the parties hereto. Any representation, inducement or agreement that is not contained in this Lease shall not be of any force or effect. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.

         25.11 This Lease shall be governed by and construed in accordance with the laws of the State of Maryland.

         25.12 Article and section headings are used herein for the convenience of reference and shall not be considered when construing or interpreting this Lease.

         25.13 The submission of an unsigned copy of this document to Tenant for Tenant's consideration does not constitute an offer to lease the Premises or an option to or for the premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

         25.14   Time is of the essence of each provision of this Lease.

         25.15 This Lease shall not be recorded, except that upon the request of either party, the parties agree to execute, in recordable form, a short-form memorandum of this Lease, provided that such memorandum shall not contain any of the specific rental terms set forth herein. Such memorandum may be recorded in the land records of Montgomery County, Maryland and the party desiring such recordation shall pay all recordation costs.

         25.16 The Net Rentable Area in the Office Complex and in the Premises shall be determined in accordance with Exhibit D hereto.

         25.17 Tenant hereby represents and warrants to Landlord that all necessary corporate action has been taken to enter this Lease and that the person signing this Lease on behalf of Tenant has been duly authorized to do so.

         25.18 Except as otherwise provided in Section 4.3 of this Lease, any additional rent owed by Tenant to Landlord, and any cost, expense, damage, or liability shall be paid by Tenant to Landlord no later than the later of (i) twenty (20) days after the date Landlord notifies Tenant of the amount of such additional rent or such cost, expense, damage or liability, or (ii) the day the next monthly installment of base rent is due. If any payment hereunder is due after the end of the Lease Term, such additional rent or such cost, expense, damage or liability shall be paid by Tenant to Landlord not later than twenty
(20) days after Landlord notifies Tenant of the amount of such additional rent or such cost, expense, damage or liability.

         25.19 All of Tenant's duties and obligations hereunder, including but not limited to Tenant's duties and obligations to pay base rent, additional rent and the costs, expenses, damages and liabilities incurred by Landlord for which Tenant is liable, shall survive the expiration or earlier termination of this Lease for any reason whatsoever.

         25.20 In the event either Landlord or Tenant is in any way delayed, interrupted or prevented from performing any of its obligations under this Lease, except for Tenant's obligations to pay rent, additional rent or to make any other payments required under the terms of this Lease (including, without limitation, payment of insurance premiums required to maintain Tenant's required insurance coverage in effect at all times) and such delay, interruption or prevention is due to fire, act of God, governmental act, action or inaction (including, without limitation, governmental delays in issuing any required building, construction, use, occupancy or other permit or performing any inspection or review in connection therewith) strike, labor dispute, inability to procure materials, or any other cause beyond Landlord's or Tenant's reasonable control (whether similar or dissimilar), then Landlord or Tenant, as applicable, shall be excused from performing the affected obligations for the period of such delay, interruption or prevention.

         25.21 Landlord and Tenant each hereby covenant and agree that each and every provision of this Lease has been jointly and mutually authorized by both Landlord and Tenant; and, in the event of any dispute arising out of any provision of this Lease, Landlord and Tenant do hereby waive any claim of authorship against the other party.

         25.22 LANDLORD AND TENANT EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM TO WHICH THEY OR ANY OF THEM MAY BE A PARTY ARISING OUT OF OR IN ANY WAY RELATED TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT UNDER THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. IT IS UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY LANDLORD AND TENANT AND EACH PARTY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR

OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. LANDLORD AND TENANT ACKNOWLEDGE AND AGREE THAT THIS PROVISION IS A SPECIFIC and MATERIAL ASPECT OF THIS LEASE. LANDLORD AND TENANT EACH REPRESENT THAT IT HAS BEEN REPRESENTED (OR HAS HAD TO OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

         25.23 This Lease includes and incorporates Rider No. 1 and Exhibits A, B, C, D and E attached hereto.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the specific intention of creating a document under seal on or as of the day and year first above written.

                                 LANDLORD:

                                 DEMOCRACY ASSOCIATES LIMITED
                                 PARTNERSHIP, a Maryland limited partnership

                                 By:      Boston Properties, L.L.C., a Delaware
                                          limited liability company, its General Partner

                                 By:      Boston Properties, Inc., a Delaware
                                          corporation, its managing member

WITNESS:


   [SIG]                          By:     /s/ Raymond A. Ritchey
----------------------------              ------------------------------------------
                                          Raymond A. Ritchey, Senior Vice President

                                  TENANT:

                                  CTA INCORPORATED
                                  a Colorado corporation



By: /s/ Kevin J. Karton           By: /s/ Gregory H. Wagner
   --------------------------        --------------------------------------

Title: Corporate Secretary        Title: Executive Vice President & CFO
      -----------------------            ----------------------------------


[CORPORATE SEAL]